EXHIBIT 10.1



                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT



                           Dated as of March 21, 2003



                                  by and among



                               AVADO BRANDS, INC.,
                                  as Borrower,



                          the LENDERS signatory hereto,



                    DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP,
                              as Collateral Agent,



                                       and



                                HILCO CAPITAL LP,
                             as Administrative Agent

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

     Third Amended and Restated Credit Agreement, dated as of March 21, 2003, by and among AVADO BRANDS, INC., a Georgia corporation ("Borrower"), each of the lenders that from time to time is a party hereto (such lenders, each individually a "Lender" and collectively, the "Lenders"), HILCO CAPITAL LP, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, the "Administrative Agent"), and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as collateral agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, the "Collateral Agent"). This Agreements amends and restates the Second Amended and Restated Credit Agreement, dated as of March 20, 2002, as amended from time to time (as so amended, the "Second Amended and Restated Credit Agreement"), by and among the Borrower, each of the Lenders party thereto, Foothill Capital Corporation, as administrative agent, and Ableco Finance LLC, as collateral agent.

                                    RECITALS

     WHEREAS, the Second Amended and Restated Credit Agreement amended and restated that certain Amended and Restated Credit Agreement dated as of April 2, 2001, as amended from time to time (as so amended, the "First Amended and Restated Credit Agreement"), between the Borrower, the Lenders party thereto, and Wachovia Bank, National Association, as the administrative agent.

     WHEREAS, the Borrower and the Lenders wish to amend and restate the Second Amended and Restated Credit Agreement as set forth herein, it being understood that no repayment of the obligations under the Second Amended and Restated Credit Agreement is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof.

     NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                           DEFINITIONS; CERTAIN TERMS

     SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account Receivable.

     "Account Receivable" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the UCC), and any and all "supporting obligations" (as that term is defined in the UCC) in respect thereof.

     "Acknowledgement Agreement" means that certain Acknowledgement Agreement dated as of the date hereof, entered into by and among each of the Borrower's Subsidiaries and the Collateral Agent in form and substance satisfactory to the Collateral Agent.

     "Action" has the meaning ascribed to such term in Section 14.12.

     "Additional SunTrust Obligation" means the Borrower's obligation to pay an additional $200,000 per month plus applicable taxes, commencing on January 1, 2002, in connection with the SunTrust Lease Agreement.

     "Administrative Agent" has the meaning ascribed to such term in the introductory paragraph hereto.

     "Administrative Agent Account" means the account identified on Schedule 1.01(A) into which the Borrower shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

     "Affiliate" means, as applied to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote more than 10% of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Lender be considered an "Affiliate" of any Loan Party.

     "After Acquired Property" has the meaning set forth in Section 8.16.

     "Agents" means collectively, the Administrative Agent and the Collateral Agent.

     "Agent-Related Persons" means the Administrative Agent and any successor agents thereto (in accordance with the terms of this Agreement), and the Collateral Agent and any successor agents thereto (in accordance with the terms of this Agreement), together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

     "Agreement" means this Third Amended and Restated Agreement,  together with
all  Exhibits  and  Schedules   hereto,   as  such  agreement  may  be  amended,
supplemented or otherwise modified from time to time.

     "Applicable Interest Rate" means, with respect to any Interest Accrual Period, a rate per annum equal to the sum of (a) the greater of (i) LIBOR or
(ii) 2.0% per annum plus (b) the Applicable Margin.

     "Applicable Margin" means, with respect to all Obligations other than Specified Loans, 10.5% per annum, and with respect to the Specified Loans, 11.5%.

     "Assets Held For Sale" means those assets set forth on Schedule 1.01(B).

     "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with Section 14.07.

     "Authorized   Officer"   means   the   chief   executive   officer,   chief
administrative officer, chief financial officer, vice president of financial compliance and reporting or chief accounting officer of the Borrower.

     "Availability" means, at any particular time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss.ss. 101 et seq.), as amended from time to time, and any successor statute.

     "Benefit Plan" means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code for which the Borrower or any of its Subsidiaries or any of their ERISA Affiliates has been an "employer" (as defined in Section 3(5) of ERISA) within the preceding six years or has any liability.

     "Borrower" has the meaning ascribed to such term in the preamble hereto.

     "Borrowing Base" means, as of any date of determination, an amount equal to
(a) 1.95 times EBITDA determined as of the last day of the immediately preceding fiscal month, minus (b) the sum of (i) the amount of the Delinquent Property Taxes, (ii) $2,000,000 (provided that upon satisfaction of all of the conditions set forth in Section 5.03(a) the amount in this clause (ii) shall be zero),
(iii) $2,000,000 (provided that upon satisfaction of all of the conditions set forth in Section 5.03(b) the amount in this clause (iii) shall be zero), and
(iv) such other reserves as the Collateral Agent may take in its reasonable discretion.

     "Borrowing Base Certificate" means a certificate, substantially in the form of Exhibit B attached hereto and made a part hereof, signed by an Authorized Officer of the Borrower.

     "Business Day" means a day, which is not a Saturday or a Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close in New York, New York.

     "Buyback Period" means the period commencing on April 1, 2003 and ending on the sixtieth (60) day following April 1, 2003.

     "Buyback Proposal" means the Borrower's proposal (a) to purchase Senior Notes and Senior Subordinated Notes during the Buyback Period in one or more negotiated transactions (other than a tender offer subject to Regulation 14E under the Securities Exchange Act of 1934, as amended), which transactions shall be in compliance with all state and federal securities law and all material Contractual Obligations, for a purchase price of (i) up to fifty (50) cents per one dollar outstanding with respect to the Senior Notes and (ii) up to thirty
(30) cents per one dollar outstanding with respect to the Senior Subordinated Notes, in an aggregate principal amount of up to $17,000,000, and (b) promptly following the consummation of each such purchase, cancel all Senior Notes and/or Senior Subordinated Notes purchased pursuant to such purchase.

     "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures paid or payable by such Person and its Subsidiaries during such period that, in accordance with GAAP, are or should be included in "property, plant equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person, excluding in each case, all expenditures made in connection with the repair, replacement or restoration of a Restaurant which is the subject of the loss, destruction, or taking by condemnation, to the extent permitted by Section 3.01(b)(iv).

     "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Change of Control" means each occurrence of any of the following:

     1. the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Permitted Holder of beneficial ownership of more than 20% of the aggregate outstanding voting power of the Capital Stock of Borrower;

     2. during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Borrower was approved by a vote of the majority of the directors of Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower;

     3. Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 90% of the aggregate voting power of the Capital Stock of each of its Subsidiaries, free and clear of all Liens, other than Permitted Liens; and

     (i) Borrower consolidates with or merges into another entity (except for consolidations or mergers permitted hereunder) or conveys, transfers or leases all or substantially all of its property and assets to any Person, (ii) any other Loan Party consolidates with or merges into another entity that is not a Loan Party (except where such Loan Party is the surviving entity of such merger or consolidation), or conveys, transfers or leases all or substantially all of its property and assets to another Person that is not a Loan Party, or (iii) any entity consolidates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (iii) in which either (x) in the case of any such transaction involving Borrower, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than Permitted Holder has, directly or indirectly, acquired beneficial ownership of more than 20% of the aggregate outstanding voting Capital Stock of Borrower, or (y) in the case of any such transaction involving a Loan Party other than Borrower, Borrower has beneficial ownership of less than 90% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity.

     "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

     "Collateral   Agent"  has  the  meaning   ascribed  to  such  term  in  the
introductory paragraph hereto.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance and condemnation proceeds, cash proceeds of sales and other voluntary or involuntary dispositions of property, rental proceeds, and tax refunds).

     "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "Commitment" means, with respect to any Lender, the obligation of such Lender to make Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as such may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; "Commitments" means the aggregate principal amount of the Commitments of all the Lenders, which amount shall not exceed $35,000,000; provided, however, that the amount of the Commitments shall be increased (i) from $35,000,000 to $37,000,000 upon the satisfaction of all of the conditions set forth in Section 5.03(a) and (ii) from $37,000,000 to $39,000,000 upon the satisfaction of all of the conditions set forth in Section 5.03(b). The amount of the Commitments may be reduced from time to time in accordance with the terms of this Agreement.

     "Commitment Reduction Amount" means an amount equal to $17,000,000 minus the actual Dollar amount of the Loans used to purchase the Senior Notes and/or the Senior Subordinated Notes in accordance with the Buyback Proposal.

     "Commitment Termination Date" means the day which is the earlier of (a) March 24, 2004 (unless such date has been extended pursuant to Section 2.05, in which event such date shall be March 24, 2005); (b) the termination of the Commitments pursuant to Section 11.01 and (c) the date of termination in whole of the Commitments pursuant to Section 3.01.

     "Compliance Certificate" has the meaning ascribed to such term in Section 7.01(d).

     "Concentration  Account Agreement" has the meaning ascribed to such term in
Section 12.01(a).

     "Concentration Accounts" has the meaning ascribed to such term in Section 12.01(a).

     "Concentration Account Bank" means Provident, or such other bank or financial institution which is selected by the Borrower and which is reasonably acceptable to each Agent.

     "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

     "Contractual Obligation" means, as applied to any Person, any provision of any securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "Control Agreement" means, with respect to a Securities Account or a Deposit Account, an agreement, in form and substance satisfactory to the Collateral Agent, which effectively gives "control" (as defined in the UCC) to the Collateral Agent in such Securities Account and all investment property contained therein or Deposit Account and all funds contained therein, as the case may be.

     "Convertible Debentures" means those certain 7% Convertible Subordinated Debentures due March 1, 2027 originally issued by Apple South, Inc., a Georgia corporation, as predecessor-in-interest to the Borrower.

     "Credit Card Agreements" means those certain agreements, dated as of the date hereof, by and among the Administrative Agent, the Borrower and the applicable credit card merchant, in form and substance satisfactory to the Agents.

     "Cure   Loans"  has  the   meaning   ascribed   to  such  term  in  Section
3.02(c)(iv)(C).

     "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "Default Rate" has the meaning ascribed to such term in Section 4.01(c).

     "Delinquent Property Taxes" means the aggregate amount of sales and property taxes that are past due or otherwise delinquent.

     "Deposit Account" means a "deposit account" as that term is defined in the UCC.

     "Disbursement Account" means the account identified on Schedule 1.01(C).

     "Disposition" means any transaction, or series of related transactions, pursuant to which the Borrower or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding (i) any sales of Inventory in the ordinary course of business on ordinary business terms, (ii) sales or other dispositions of Permitted Investments identified in clauses (i) through (vii) in the definition of "Permitted Investments", (iii) sales or other dispositions permitted by
Section 9.03(c)(B) in an aggregate amount of up to $250,000, and (iv) subject to the limitations in Section 9.03(c)(C), closings of Restaurants owned or operated by the Borrower or any of its Subsidiaries, to the extent that such closings do not involve the transfer or other disposition of the Restaurant or the assets owned and/or operated by the Borrower or the applicable Subsidiary in connection with such Restaurant.

     "Dollar", "Dollars" and the symbol "$" each means lawful money of the United States of America.

     "Dormant Subsidiaries" means Avado Holding Corp., a Delaware corporation, Avado Operating Corp., a Georgia corporation, and Avado SCP VIII, Inc., an Oregon corporation.

     "Drawbridge" means Drawbridge Special Opportunities Fund LP, a Delaware limited partnership.

     "EBITDA" means, with respect to any Person for any period, the Net Income of such Person for such period, plus, without duplication, the sum of the following amounts of such Person for such period and to the extent deducted in determining Net Income of such Person for such period: (A) Net Interest Expense,
(B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) restructuring charges, asset revaluation and other special charges, (F) extraordinary (on an after tax basis) or non-recurring losses, (G) net losses attributable to Dispositions, (H) all other non cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)), (I) expenses with respect to construction in process in a maximum aggregate amount not to exceed $234,000, (J) expenses with respect to increases in self insurance reserves, in a maximum aggregate amount not to exceed $400,000, (K) Pre-Opening Costs in an amount not to exceed $200,000, (L) items properly included in the category entitled "Other Income (Expense), Net" in Borrower's financial statements (other than payments made to any limited partner of any Non-Wholly Owned Subsidiary), and which are properly excluded from the operating income of the Borrower and its Subsidiaries, (M) the aggregate amount of all out of pocket payments made by the Borrower to Navigant Consulting, Inc. in an aggregate amount of up to $80,000, (N) the G&A Adjusted Amount, (O) the SunTrust Adjustment, and (P) cash flow from Restaurant operations for the trailing twelve month period for a store/stores that have closed during that period, in each case consistent with the past accounting practices of the Borrower and its Subsidiaries, in all instances in (A) through
(P) above, reducing Net Income, minus, without duplication, the sum of the following amounts of such Person for such period and to the extent included in determining Net Income of such Person for such period: (W) extraordinary (on an after tax basis) or non-recurring gains, (X) net gains attributable to Dispositions, (Y) items properly included in the category entitled "Other Income (Expense), Net" in Borrower's financial statements (other than payments made to any limited partner of any Non-Wholly Owned Subsidiary) and which are properly excluded from the operating income of the Borrower and its Subsidiaries, in each case consistent with the past accounting practices of the Borrower and its Subsidiaries, and (Z) all other non cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)), in all instances (W) through (Z) above, increasing Net Income, if any.

     "Effective Date" means the date, on or before March 24, 2003, on which all of the conditions precedent set forth in Sections 5.01 and 5.02 have been satisfied (or waived by the Agents) and the initial Loan is made or the initial Letter of Credit Accommodation is extended.

     "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of Borrower or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any predecessor in interest.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous
Materials Transportation Act (49 U.S.C. ss. 1801, et seq.). the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.),the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq. and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

     "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by Borrower or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "Equipment" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

     "Event of Default" means any of the occurrences set forth in Section 11.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.01.

     "Excluded Subsidiaries" means, individually and collectively, the Liquor License Subsidiaries, the Dormant Subsidiaries and any Subsidiary that is not a Guarantor.

     "Existing Affiliate Advances" means all Indebtedness evidencing loans to Affiliates, employees and officers of the Borrower, made prior to March 20, 2002, to the extent disclosed on, and in an amount not in excess of the amount set forth on, Schedule 1.01(D), and extensions and renewals thereof.

     "Extension Date" has the meaning ascribed to such term in Section 2.05.

     "Federal Reserve Board" means the Board of the Federal Reserve System or any Governmental Authority succeeding to its functions.

     "Fee Letter" means that certain letter agreement, dated as of the date hereof, among the Borrower, the Administrative Agent and the Collateral Agent relating to certain fees to be paid to each of the Agents.

     "FFCA Master Lease" means that certain Master Lease Agreement dated as of October 19, 2000 by and between SPV and Hops.

     "Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 29, 2002 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended.

     "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries which shall be the 52/53 week period ending on the Sunday closest to December 31 of each year.

     "Fixed Charge Coverage Ratio" means, for any trailing twelve-month period, the ratio of (i) the sum of (A) the Borrower's EBITDA for such period, plus (B) Operating Lease Obligations for such period, to (ii) the sum of (A) the
Operating Lease Obligations for such period, plus (B) the Capital Lease Obligations for such period, plus (C) interest on the Obligations accrued during such period (calculated on an annualized basis by determining the average per diem amount times 360), plus (D) Capital Expenditures made by Borrower and its Subsidiaries during such period, plus (E) cash dividends or distributions paid by the Borrower or any of its Subsidiaries (other than dividends or distributions paid (1) to Borrower, or (2) on account of Borrower's interest obligations with respect to the Convertible Debentures) during such period.

     "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any of its Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their respective properties.

     "Former   Administrative   Agent"  means  Foothill   Capital   Corporation.

     "Former Mortgages" means the mortgages and deeds of trust executed and delivered by certain of the Loan Parties in favor of Former Administrative Agent, as the same have been amended, restated, supplemented or otherwise modified prior to the date hereof.

     "Funding Date" means the date of the funding of a Loan.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States, provided that for the purpose of this Agreement and the definitions used herein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any material respect the calculation of any financial covenant contained in Article X, the Administrative Agent and the Borrower shall negotiate in good faith amendment to such financial covenant and any other provision of this Agreement that relates to the calculation of such financial covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Article X shall be calculated as if no such change in GAAP has occurred.

     "G&A Adjusted Amount" means, with respect to any trailing twelve-month period, (i) $1,980,000 for the trailing twelve-month period ending on the last day of the first fiscal quarter for 2003; (ii) $1,320,000 for the trailing twelve-month period ending on the last day of the second fiscal quarter for 2003; (iii) $660,000 for the trailing twelve-month period ending on the last day of the third fiscal quarter for 2003; and (iv) $0 for all other trailing twelve-month periods.

     "Governing Documents" means, (a) with respect to any corporation, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (ii) the by-laws (or the equivalent governing documents) of the corporation and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital stock; and (b) with respect to any general partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership and (ii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; and (c) with respect to any limited partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership, (ii) a certificate of limited partnership (or the equivalent organizational documents) and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; and (d) with respect to any limited liability company, (i) the certificate of limited liability (or equivalent filings) of such limited liability company, (ii) the operating agreement (or the equivalent organizational documents) of such limited liability company, and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of such company's membership interests.

     "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guaranties" means the guaranty, dated as of the date hereof, made by each Subsidiary of the Borrower identified in paragraph (i) of the definition of Guarantors, in favor of the Lenders, together with any other guaranty (substantially similar to the guaranty dated the date hereof) delivered to the Lenders pursuant to Section 8.18, each in form and substance satisfactory to the Collateral Agent.

     "Guarantors" means,  individually and collectively,  jointly and severally,
(i) Don Pablo's Holding Corp., a Delaware corporation, Don Pablo's Operating Corp., an Ohio corporation, Don Pablo's Limited, Inc., an Ohio corporation, Don Pablo's of Texas, LP, a Texas limited partnership, Canyon Cafe Operating Corp., a Georgia corporation, Canyon Cafe TX General, Inc., a Georgia corporation, Canyon Cafe Limited, Inc., a Georgia corporation, Canyon Cafe of Texas, LP, a Texas limited partnership, Hops of the Ohio Valley, Inc., a Florida corporation, Hops of Southwest Florida, Inc., a Florida corporation, Hops Grill & Bar, Inc., a Florida corporation, Cypress Coast Construction Corporation, a Florida corporation, Hops Marketing, Inc., a Florida corporation, Hops of Southeast Florida, Ltd., a Florida limited partnership, Hops of Coral Springs, Ltd., a Florida limited partnership, Hops of Boynton Beach, Ltd., a Florida limited partnership, Hops of South Florida, Ltd., a Florida limited partnership, Hops of Stuart, Ltd., a Florida limited partnership, Hops of the Gold Coast, Ltd., a Florida limited partnership, Hops of the Ohio Valley, Ltd., a Florida limited partnership, Hops of Bowling Green, Ltd., a Florida limited partnership, Hops of Greater Orlando, Ltd., a Florida limited partnership, Hops of Florida Mall, Ltd., a Florida limited partnership, Hops of Altamonte Springs, Ltd., a Florida limited partnership, Hops of Greater Orlando II, Ltd., a Florida limited partnership, Hops of Lakeland, Ltd., a Florida limited partnership, Hops of Southwest Florida, Ltd., a Florida limited partnership, Hops of Bradenton, Ltd., a Florida limited partnership, HNEF Area Manager II, Ltd., a Florida limited partnership, The Hops Northeast Florida Joint Venture No. I, a Florida general partnership, The Hops Northeast Florida Joint Venture No. II, a Florida general partnership, The Hops Northeast Florida Joint Venture No. III, a Florida general partnership, Hops of South Carolina, Ltd., a Florida limited partnership, Hops of the Carolinas, Ltd., a Florida limited partnership, Hops of Matthews, Ltd., a Florida limited partnership, Hops of the Carolinas II, Ltd., a Florida limited partnership, Hops of Atlanta, Ltd., a Florida limited partnership, Hops of Ohio, Ltd., a Florida limited partnership, Hops of Greater Detroit, Ltd., a Florida limited partnership, Hops of Kansas, Ltd., a Florida limited partnership, Hops of Missouri, LLC, a Florida limited liability company, Hops of Indiana, Ltd., a Florida limited partnership, Hops of Greater Boston, Ltd., a Florida limited partnership, and Hops of Rhode Island, LLC, a Rhode Island limited liability company, and (ii) each other Person which guarantees, pursuant to this Agreement or otherwise, all or any part of the Obligations.

     "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

     "Hedging Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into by the Borrower or any of its Subsidiaries, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

     "Hilco" means Hilco Capital LP, a Delaware limited partnership.

     "Hops" means Hops Grill & Bar, Inc., a Florida corporation.

     "Hops Marks" means any trade names, trademarks, service marks and other commercial symbols and applications related to the operation of "Hops Restaurant Bar & Brewery" Restaurants on the realty which is the subject of the Sale-Leaseback Agreement.

     "Hops Marks License" means the License Agreement, dated as of even date with the Sale-Leaseback Agreement, between the Borrower, as licensor, and SPV, as licensee, concerning the licensing of the Hops Marks to SPV, together with all schedules and exhibits thereto, and any modifications or amendments thereof.

     "I Dine Properties" shall mean the Restaurants located at (a) 7600 Old Trails Road, Indianapolis, IN 46219; (b) 11715 Medlock Bride Road., Duluth, GA 30097; and (c) headquarters office buildings located at Hancock and Washington in Madison, GA 30650.

     "Incremental Proposal" means the Borrower's proposal (a) to purchase additional Senior Notes and Senior Subordinated Notes in one or more negotiated transactions (other than a tender offer subject to Regulation 14E under the Securities Exchange Act of 1934, as amended), which transactions shall be in compliance with all state and federal securities law and all material Contractual Obligations, for a purchase price of (i) up to fifty (50) cents per one dollar outstanding with respect to the Senior Notes and (ii) up to thirty
(30) cents per one dollar outstanding with respect to the Senior Subordinated Notes, with (A) proceeds of Loans in an amount not to exceed $3,000,000 and (B) following the repayment in full of all Loans made pursuant to (A) above, an amount equal to the Net Cash Proceeds of Assets Held for Sale and applied pursuant to Section 3.01(b)(iii), provided the amount of Senior Notes and Senior Subordinated Notes purchased under clauses (A) and (B) above and the Buyback Proposal does not exceed $26,000,000, (b) promptly following the consummation of each such purchase, cancel all Senior Notes and/or Senior Subordinated Notes purchased pursuant to such purchase.

     "Indebtedness" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business irrespective of when paid);
(iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or other similar instruments upon which interest payments are customarily made; (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) all obligations referred to in clauses (i) through (viii) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified  Matters"  has the  meaning  ascribed  to such term in Section
14.15.

     "Indemnitees" has the meaning ascribed to such term in Section 14.15.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Interest Accrual Period" means a one month period.

     "Interest Rate Determination Date" means, for each Interest Accrual Period, the second Business Day immediately preceding the first day of such Interest Accrual Period.

     "Intercompany Advance" means loans made in the ordinary course of business from the Borrower to one of the Borrower's Subsidiaries or from one of the Borrower's Subsidiaries to the Borrower or another of the Borrower's Subsidiaries.

     "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by the Borrower, each of its Subsidiaries, and the Collateral Agent, the form and substance of which is reasonably satisfactory to the Collateral Agent.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

     "Inventory" means, with respect to any Person, all of such Person's now owned and/or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale and/or lease or to be furnished under a contract of service, goods that are leased by such Person as lessor, goods that are furnished by such Person under a contract of service, and raw materials, work in process, and/or materials used and/or consumed in such Person's business.

     "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any direct or indirect loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of any property or assets by such Person other than in the ordinary course of its business.

     "IRS" means the Internal Revenue Service or any successor federal tax Governmental Authority.

     "Issuer" means an issuer of a Letter of Credit Accommodation.

     "LC Exposure" means, without duplication, at any time, an amount equal to 100% of the aggregate undrawn face amount of all Letter of Credit Accommodations then outstanding.

     "LC Guaranty" and "LC Guaranties" means any guaranty pursuant to which Drawbridge or any Affiliate of Drawbridge shall guaranty the payment or performance by the Borrower of its reimbursement obligation under any Letter of Credit.

     "Lease" means any lease of real property to which the Borrower or any of its Subsidiaries is a party as lessor or lessee.

     "Lease Guaranties" means those certain guaranties executed and delivered by the Borrower or any of its Subsidiaries on account of indebtedness or other obligations of any other Person in connection with one or more real property leases (other than the Leases), including without limitation the guaranties described on Schedule 1.01(E) hereto.

     "Lender" and "Lenders" have the respective meanings ascribed to such term in the preamble to this Agreement, and shall include any other Person made a party to this Agreement as a "Lender" in accordance with the provisions hereof.

     "Lender-Related Persons" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

     "Letter of Credit" means any Standby Letter of Credit.

     "Letter  of  Credit   Accommodations"   means  Letters  of  Credit  and  LC
Guaranties.

     "Letter of Credit Collateral Account" means a deposit account pledged to the Collateral Agent, on terms and conditions satisfactory to the Agent, and under the control of the Collateral Agent for the benefit of the Collateral Agent and the Issuer.

     "Letter of Credit Fee" has the meaning ascribed to such term in Section 4.02(b).

     "Letter of Credit  Obligations"  means, at any particular  time, the sum of
(i) all outstanding Reimbursement Obligations at such time, plus (ii) the aggregate undrawn face amount of all outstanding Letter of Credit Accommodations at such time, plus (iii) the aggregate face amount of all Letter of Credit Accommodations requested by the Borrower at such time but not yet issued, other than Letter of Credit Accommodations for which cash collateral, in an amount of 105% of the face amount of such Letter of Credit Accommodations, has been delivered to the Collateral Agent for deposit in the Letter of Credit Collateral Account.

     "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit Accommodation, such form of application therefor and the form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuer from which the Letter of Credit Accommodation is requested may employ from time to time in the ordinary course of business for its own account (including the Reimbursement and Pledge Agreement dated as of March 20, 2003 among the Borrower, Drawbridge and Fifth Third Bank), with such modifications thereto as may be agreed upon by the Issuer and the Borrower; provided, however, that in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

     "LIBOR" means, with respect to each Interest Accrual Period, the rate (expressed as a percentage per annum and rounded up to the nearest 1/8th of 1%) for deposits in Dollars for a one-month period that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m. (London time) on the related Interest Rate Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Rate Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in Dollars for a one-month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on such Interest Rate Determination Date, if at least two (2) such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on such Interest Rate Determination Date, the Lender shall request the principal London, England office of any four (4) major reference banks in the London interbank market selected by the Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in Dollars for a one-month period as of 1:00 a.m. (London time) on such Interest Rate Determination Date for amounts of not less than One Million Dollars ($1,000,000). If at least two
(2) such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Lender shall request any three major banks in New York, New York selected by the Lender to provide such bank's rate (expressed as a percentage per annum) for loans in Dollars to leading European banks for a one-month period as of approximately 11:00 a.m. (New York time) on the applicable Interest Rate
Determination Date for amounts of not less than One Million Dollars ($1,000,000). If at least two (2) such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two (2) rates are so provided, then LIBOR for the applicable Interest Accrual Period shall be LIBOR that was in effect for the immediately preceding Interest Accrual Period. LIBOR shall be determined by the Lender or its agent in accordance with this definition.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any Property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to ss. 9-505 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

     "Liquor License Subsidiaries" means, individually and collectively, Don Pablo's TX Liquor, Inc., Don Pablos of Baltimore County, Inc., a Maryland corporation, Don Pablos of Howard County, Inc., a Maryland corporation, Don Pablos of Prince George's County, Inc., a Maryland corporation, SMAS, Inc., a Texas corporation, and any other Subsidiary of Borrower which does not own any assets or property other than a liquor license.

     "List of Closing Documents" means the List of Closing Documents attached hereto and made a part hereof as Exhibit C.

     "Loan Account" means an account maintained hereunder by Administrative Agent on its books of account, at Administrative Agent's office and with respect to the Borrower, in which Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

     "Loan Documents" means this Agreement, the Note, the Security Agreements, the Pledge Agreements, the Trademark Assignment, the Acknowledgment Agreement, the Guaranties, the Transferee Side Letter, the Skyline Sale and Leaseback Documents, the Former Mortgages, the New Mortgages, the Mortgage Assignments, the UCC Assignments, the Mortgage Amendments, the Trademark Security Agreements, the Control Agreement, the Concentration Account Agreement, the Credit Card Agreements, the Estoppel Letter, the Intercompany Subordination Agreement, the Letter of Credit Reimbursement Agreements, all other documents set forth on the List of Closing Documents, and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan.

     "Loan Parties" means the Borrower and each Guarantor.

     "Loan Subfacility" means that portion of the Commitments equal to: (i) during the Buyback Period, $23,000,000, which amount shall be increased from $23,000,000 to $25,000,000 upon the satisfaction of all of the conditions set forth in Section 5.03(a) and from $25,000,000 to $27,000,000 upon the satisfaction of all of the conditions set forth in Section 5.03(b) (such amount set forth in clause (i) being the "Subfacility Amount"); and (ii) for all times following the Buyback Period, the Subfacility Amount less the Commitment Reduction Amount, in each case, as such amount may be reduced pursuant to the terms hereof, or such other amount as shall be agreed in writing by the Agents, the Lenders and the Borrower.

     "Loans" has the meaning ascribed to such term in Section 2.01(a).

     "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Borrower or the Loan Parties, taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Collateral Agent or the Lenders under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent or the Lenders on any material portion of the Collateral.

     "Material Contract" means each contract or agreement to which the Borrower or any of its Subsidiaries is a party which is material to the business, operations, condition (financial or otherwise), or performance, of the Borrower and its Subsidiaries, taken as a whole, but excluding all contracts evidencing the ownership or lease of any Restaurant, other than (i) such contracts or agreements with respect to which the net present value of all consideration payable by or to the Borrower or any of its Subsidiaries under such contract, as of the date thereof, exceeds $10,000,000, including the contracts listed on
Schedule 1.01(F), and (ii) any replacement or renewal contract that is similar in all material respects to the contract that such replacement or renewal contract is replacing or renewing.

     "Maturity Date" means the same date as the Commitment Termination Date or such earlier date on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.

     "Maximum Revolving Credit Amount" means, at any particular time, an amount equal to the lesser of (a) the Commitments at such time and (b) the Borrowing Base as such time.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Mortgage Amendments" means those amendments set forth on Schedule 1.01(K).

     "Mortgage  Assignments"  means  those  assignments  set  forth on  Schedule
1.01(L).

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which the Borrower or any of its Subsidiaries or any of their ERISA Affiliates has contributed to, or has been obligated to contribute to, at any time during the preceding six years, or has liability.

     "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom, only (A) the principal amount of any Indebtedness secured by any Permitted Lien on any asset that is the subject of the Disposition (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto reasonably incurred by such Person or such Affiliate in connection therewith, (C) transfer taxes paid by such Person or such Affiliate in connection therewith and (D) a provision for net income taxes, whether paid or payable, in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP.

     "Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person for such period determined in conformity with GAAP (including interest expense paid to Affiliates of such Person, and accrued interest expense in connection with the TECONS), less (i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus
(ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined in accordance with GAAP for such Person.

     "New Mortgages" means the mortgages and deeds of trust executed and delivered by certain of the Loan Parties to the Collateral Agent in favor of the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

     "New DuPree Note" means that certain promissory note, dated as of March 6, 2001, executed by Tom E. DuPree, Jr. in favor of the Borrower, in an aggregate amount equal to $14,130,472.99.

     "Non Pro Rata Loan" has the meaning ascribed to such term in Section 3.02(c)(iv).

     "Non-Wholly Owned Subsidiaries" means, individually and collectively, Hops of the Rockies, Ltd., a Florida limited partnership, Hops of the Rockies II, Ltd., a Florida limited partnership, Hops of Cherry Creek, Ltd., a Florida limited partnership, Hops of Colorado Springs, Ltd., a Florida limited partnership, Hops of Connecticut, Ltd., a Florida limited partnership, Hops of Minnesota, Ltd., a Florida limited partnership, Hops of Virginia, Ltd., a
Florida limited partnership, Hops of Virginia II, Ltd., a Florida limited partnership, Hops of Baltimore County, LLC, a Florida limited liability company, and any other Subsidiary of Borrower which is not a Wholly Owned Subsidiary of Borrower, a Liquor License Subsidiary or a Dormant Subsidiary.

     "Note" has the meaning ascribed to such term in Section 2.03(a).

     "Notice of Borrowing" means a notice substantially in the form of Exhibit D attached hereto and made a part hereof.

     "Obligations" means all Loans, advances, debts, liabilities, obligations, Reimbursement Obligations, covenants and duties owing by any Loan Party to the Administrative Agent, the Collateral Agent, any Lender, any Affiliate of any Lender, any Issuer or any Person entitled to indemnification pursuant to Section
14.15 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, interest rate contract, foreign exchange contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, but in all such circumstances only to the extent now existing or hereafter arising or however acquired, arising under or in connection with this Agreement, the Notes or any other Loan Document. The term includes all interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Loan Parties under this Agreement, the Notes or any other Loan Document.

     "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

     "Other  Taxes" has the  meaning  ascribed  to such term in Section  3.03(b)

     "Payment  Event  of  Default"  means  an Event  of  Default  under  Section
11.01(a).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Affiliate Transaction" means the cancellation by the Borrower of the New DuPree Note in exchange for the cancellation or surrender by Tom E. DuPree, Jr. of the Senior Subordinated Notes owned by Tom E. DuPree, Jr. and held in trust as security for the New Dupree Note.

     "Permitted Deferred Taxes" means (i) the sales taxes owed to the State of Michigan, in an aggregate outstanding amount of $263,314 payable monthly through May, 2003, and (ii) taxes owed to the State of Florida, in an aggregate outstanding amount of $88,547 payable monthly through September, 2003.

     "Permitted Holder" means Tom E. DuPree, Jr.

     "Permitted Indebtedness" means:

     1. any Indebtedness owing to the Lenders or to any Issuer under the Loan Documents or pursuant to the Obligations;

     2. the existing Indebtedness of the Borrower or any of its Subsidiaries' (other than the Liquor License Subsidiaries) listed on Schedule 1.01(H), including the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not, in the aggregate, materially less favorable to the Borrower or any of its Subsidiaries than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

     3. Capital Leases and purchase money Indebtedness incurred by the Borrower or any Guarantor to finance the acquisition of fixed assets in an aggregate amount not to exceed $1,000,000 at any time;

     4. Indebtedness of the Borrower or any of its Subsidiaries resulting from endorsement of negotiable instruments received in the ordinary course of the Borrower's or such Subsidiary's business;

     5. Contingent Obligations of the Borrower or any Guarantor with respect to Indebtedness of a Loan Party permitted to be incurred hereunder;

     6. Indebtedness arising under a Concentration Account Agreement;

     7. Indebtedness of Borrower or any of its Subsidiaries in connection with: beer, wine and liquor related bonds, utility bonds and other similar bonds or guaranties in respect of Restaurant operations or management in the ordinary course of business;

     8. Indebtedness arising from Permitted Intercompany Advances;

     9. Indebtedness of the Borrower to the Excluded Subsidiaries incurred in the ordinary course of business in an aggregate amount not to exceed $200,000 at any time;

     10. Indebtedness of the Borrower and its Subsidiaries in connection with unpaid insurance premiums in the ordinary course of business in an aggregate amount not to exceed $2,000,000;

     11. Indebtedness arising under the Skyline Sale and Leaseback Documents;

     12. Indebtedness of any Excluded Subsidiaries in existence on the date hereof, and additional indebtedness incurred after the date hereof in an aggregate principal amount not to exceed $500,000 at any time;

     13. Indebtedness of Borrower or any of its Subsidiaries in connection with construction bonds in respect of Restaurant operations in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time; and

     14. additional Indebtedness of the Borrower or any of its Subsidiaries not expressly permitted by clauses (a) through (l) above, provided that the aggregate principal amount of the Indebtedness outstanding under this clause (m) shall not at any time exceed $500,000.

     "Permitted  Intercompany Advance" means an Intercompany Advance, so long as
(a) the Intercompany Subordination Agreement is in full force and effect with respect to the proposed Intercompany Advance, and (b) the Intercompany Advance is being made by one Loan Party to another Loan Party.

     "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above; (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's; (vii) loans and advances permitted under clauses (h) and (i) of the definition of "Permitted Indebtedness"; (viii) the equity interests owned by the Borrower or any of its Subsidiaries in the existing Subsidiaries of the Borrower's Subsidiaries, (ix) Existing Affiliate Advances and other existing Investments set forth on Schedule 9.05; (x) purchases of Senior Notes and Senior Subordinated Notes as permitted pursuant to Section 9.13(ii); (xi) loans and advances to employees and officers of the Borrower and its Subsidiaries from time to time in the ordinary course of business for travel expenses, moving expenses, signing bonuses and for other purposes, in an aggregate outstanding amount not to exceed $50,000 at any time;
(xii)  Investments in connection with the plans identified on Schedule  1.01(I);
(xiii)  Investments in connection  with the disposition of Assets Held for Sale;
(xiv) Investments permitted pursuant to Section 9.03(b); (xv) Investments received in settlement of debts of insolvent account debtors; and (xvi) Investments not otherwise described in the foregoing clauses of this definition in an aggregate outstanding amount not in excess of $100,000.

     "Permitted Liens" means:

     1. Liens securing the Obligations;

     2. Liens on property of the Borrower or its Subsidiaries' for shopping center assessments and charges, taxes, assessments and governmental charges which are not yet delinquent or which are the subject of a Permitted Protest;

     3. Liens on property of the Borrower or its Subsidiaries' imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing similar obligations (other than Indebtedness) that are not overdue or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     4. existing Liens on property of the Borrower or any of its Subsidiaries', other than the Excluded Subsidiaries, described on Schedule 1.01(J), and Liens arising out of the extension of maturity, refinancing or other modification of the terms thereof, to the extent that (i) the Indebtedness secured by such existing Lien is Permitted Indebtedness and is not in an amount that exceeds the outstanding amount of such Indebtedness at the time and (ii) the scope of any Lien arising out of the extension of maturity, refinancing or other modification is not expanded to include any other property or assets;

     5. Liens securing Indebtedness permitted pursuant to clause (c) of the definition of "Permitted Indebtedness"); provided, however, that (A) no such Lien shall extend to or cover any other property of the Borrower or any of its Subsidiaries, and (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 100% of the fair market value or the cost of the property so held or acquired;

     6. deposits and pledges of property of the Borrower or its Subsidiaries', other than the Excluded Subsidiaries, securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

     7. the  licensing of (i) the Hops Marks to SPV under the Hops Marks License
(ii) trademarks with respect to Don Pablo in connection with the Skyline Sale and Leaseback Transaction;

     8. easements, zoning and similar restrictions, encroachments, operation and use requirements, maintenance obligations, reservations, repurchase rights and other minor encumbrances on, and irregularities in, title thereto that do not
(i) secure obligations for the payment of money, or (ii) materially impair the value of such property or its use by the Borrower or any of its Subsidiaries in the ordinary course of such Person's business.

     9. Liens consisting of deposits pledged to secure Indebtedness permitted pursuant to clause (g) of the definition of "Permitted Indebtedness";

     10. Liens in cash deposited into escrow in connection with the FFCA Master Lease in an aggregate amount which as of any one time does not exceed $750,000; and

     11. additional Liens in an aggregate amount not to exceed $100,000 at any one time outstanding.

     "Permitted Protest" means the right of the Borrower or any of its Subsidiaries to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established by the Borrower in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Borrower or the applicable Subsidiary, in good faith, and (c) the Agents are satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, and/or priority of any of the Collateral Agent's Liens on any material portion of the Collateral.

     "Permitted Subsidiary  Activities" has the meaning ascribed to such term in
Section 9.21.

     "Person"  means an  individual,  corporation,  limited  liability  company,
partnership,    association,    joint-stock   company,   trust,   unincorporated
organization, joint venture or Governmental Authority.

     "Pledge Agreements" means the pledge agreements, executed and delivered by the Loan Parties and Collateral Agent, in favor of the Lenders, in respect of the outstanding Capital Stock owned by the Loan Parties, each in form and substance satisfactory to the Agents.

     "Pre-Opening Costs" means costs incurred by the Borrower or any of its Subsidiaries prior to opening a Restaurant location including wages and salaries, hourly employee recruiting and training, initial license fees, advertising, pre-opening parties, lease expense, food cost, utilities, meals, lodging, and travel plus the cost of hiring and training the management teams in an aggregate amount not to exceed $200,000.

     "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate Commitments of all Lenders.

     "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Provident" means The Provident Bank.

     "Rating Agencies" has the meaning ascribed to such term in Section 14.04.

     "Reference Rate" means, for any period, a fluctuating interest rate per annum equal to the rate announced publicly by LaSalle National Bank, from time to time, as its prime rate.

     "Register" has the meaning ascribed to such term in Section 2.03(c).

     "Regulation T", "Regulation U", and "Regulation X" mean, respectively, Regulations T, U, and X of the Board or any successor, as the same may be amended or supplemented from time to time.

     "Reimbursement Date" has the meaning ascribed to such term in Section 2.02(d)(i).

     "Reimbursement    Obligations"    means   the   aggregate    non-contingent
reimbursement or repayment obligations of the Borrower with respect to amounts drawn or demanded under Letter of Credit Accommodation.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

     "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. ss. 9601.

     "Request for Issuance of Letter of Credit Accommodation" means a request substantially in the form of Exhibit E attached hereto and made a part hereof.

     "Required Availability" means Availability minus $17,000,000.

     "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 50% of the Commitments or, if the Commitments shall have been terminated irrevocably, Lenders holding more than 50% of the Obligations then outstanding.

     "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

     "Restaurant" means a restaurant or other similar establishment owned or operated by Borrower or any of its Subsidiaries.

     "Restricted Payments" means, with respect to any Person, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of, partnership interest of or other equity interest of, such Person, now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of, partnership interest of or other equity interest of, such Person now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any subordinated indebtedness and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of, partnership interest of or other equity interest of, such Person now or hereafter outstanding.

     "Revolving  Credit  Obligations"  means, at any particular time, the sum of
(i) the outstanding principal amount of the Loans at such time, plus (ii) the Letter of Credit Obligations outstanding at such time.

     "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

     "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Obligations.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     "Securities Account" means a "securities account" as that term is defined in the UCC.

     "Security Agreements" means the security agreements executed and delivered by the Loan Parties and the Collateral Agent, in favor of the Lenders, each in form and substance satisfactory to the Collateral Agent.

     "Senior Debt to EBITDA Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of Obligations outstanding as of such date of determination, to (b) Borrower's EBITDA for the trailing twelve-month period ending on such date of determination.

     "Senior Note Documents" means, collectively, all notes, indentures, trusts, guarantees or other documents or agreements of any kind, as the same may be amended, restated supplemented or otherwise modified from time to time, which have been executed in connection with the Senior Notes.

     "Senior  Notes"  means  those  certain  9.75%  Senior  Notes  due June 2006
originally   issued  by  Apple   South,   Inc.,   a  Georgia   corporation,   as
predecessor-in-interest to Borrower.

     "Senior Subordinated Note Documents" means, collectively, all notes, indentures, trusts, guarantees or other documents or agreements of any kind, as the same may be amended, restated supplemented or otherwise modified from time to time, which have been executed in connection with the Senior Subordinated Notes.

     "Senior Subordinated Notes" means those certain 11.75% Senior Subordinated Notes due June 2009 originally issued by Apple South, Inc., a Georgia corporation, as predecessor-in-interest to the Borrower.

     "Skyline" means Skyline - FRI 8, L.P.

     "Skyline Sale and Leaseback Documents" means collectively, the agreements, instruments and documents set forth on Schedule 1.01(G), as any of the same may be amended, modified, supplemented or restated from time to time.

     "Skyline   Sale  and   Leaseback   Transaction"   means  the   transactions
contemplated under the Skyline Sale and Leaseback Documents.

     "Solvent" means, with respect to any Person on a particular date, that on such date such Person (i) has sufficient working capital and other property remaining as a result of the transaction to carry on its business as currently being conducted and as contemplated to be conducted in the future, and (ii) has the ability to pay existing indebtedness as it matures and does not intend to or believes that it will incur debts beyond its ability to pay as such debts mature in the future.

     "Specified Loans" means those Loans made to the Borrower during the last fifteen days of the Buyback Period, the proceeds of which are used by the Borrower to purchase Senior Notes and/or Senior Subordinated Notes pursuant to the Buyback Proposal.

     "SPV" means Pubs Property, LLC, a Delaware limited liability company.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Standby Letter of Credit" means any stand-by letter of credit issued for the account of Borrower.

     "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person, provided, that "Subsidiary" shall not include Apple South Financing I, a Delaware business trust or any successor entity formed pursuant to the TECON Documents.

     "Subsidiary Activities" has the meaning ascribed to such term in Section 9.21.

     "SunTrust Adjustment" means, with respect to any month, (a) an amount equal to $204,000, as such amount reduces each month by $22,600 per month commencing with April 2003; plus (b) the following amount, if applicable during such month:

     (1) If Schedule 2 to the SunTrust Master Lease Documents is paid off, and written evidence, in form and substance satisfactory to the Collateral Agent, of such pay-off is provided to the Collateral Agent, the adjustment will increase by $240,000, provided that such amount will be reduced by $20,000 for every month following the date of such pay-off;

     (2) If Schedule 3 to the SunTrust Master Lease Documents is paid off, and written evidence, in form and substance satisfactory to the Collateral Agent, of such pay-off is provided to the Collateral Agent, the adjustment will increase by $436,800, provided that such amount will be reduced by $36,400 for every month following the date of such pay-off;

     (3) If Schedule 4 to the SunTrust Master Lease Documents is paid off, and written evidence, in form and substance satisfactory to the Collateral Agent, of such pay-off is provided to the Collateral Agent, the adjustment will increase by $680,400, provided that such amount will be reduced by $56,700 for every month following the date of such pay-off;

     (4) If Schedule 5 to the SunTrust Master Lease Documents is paid off, and written evidence, in form and substance satisfactory to the Collateral Agent, of such pay-off is provided to the Collateral Agent, the adjustment will increase by $696,000, provided that such amount will be reduced by $58,000 for every month following the date of such pay-off;

     (5) If Schedule 6 to the SunTrust Master Lease Documents is paid off, and written evidence, in form and substance satisfactory to the Collateral Agent, of such pay-off is provided to the Collateral Agent, the adjustment will increase by $415,200, provided that such amount will be reduced by $34,600 for every month following the date of such pay-off; and

     (6) If Schedule 7 to the SunTrust Master Lease Documents is paid off, and written evidence, in form and substance satisfactory to the Collateral Agent, of such pay-off is provided to the Collateral Agent, the adjustment will increase by $486,000, provided that such amount will be reduced by $40,500 for every month following the date of such pay-off;

     provided, however, if a lease under any Schedule to the SunTrust Master Lease Documents is renewed under a new monthly payment schedule the difference between the existing annual lease payment less the new annual lease payment will be the adjustment amount for purposes of clause (b) above and such amount shall be reduced by one-twelfth of such amount per month. .

     "SunTrust Loan Agreement" means that certain Loan and Security Agreement, dated as of September 24, 1997, by and among First Security Bank, National Association, a national banking association, as owner trustee of the Apple South Trust No. 97-1, the lenders from time to time that are parties thereto, and SunTrust Bank, a Georgia banking corporation, as agent for the lenders, together with any documents executed in connection therewith and all amendments, modifications or restatements thereto entered into on or prior to the date hereof.

     "SunTrust Option" means the Borrower's option to purchase the equipment which is subject to the SunTrust Master Lease Documents either (i) pursuant to the terms of the SunTrust Master Lease Documents or (ii) other than pursuant to the terms of the SunTrust Master Lease Documents for a purchase price no greater than 20% of costs.

     "SunTrust Participation Agreement" means that certain Participation Agreement, dated as of September 24, 1997, by and among Borrower, as lessee under the Master Equipment Lease Agreement, First Security Bank, National Association, a national banking association, as owner trustee of the Apple South Trust No. 97-1, SunTrust Bank, a Georgia banking corporation, as holder of the beneficial interest in the trust estate established under Apple South Trust No. 97-1, the financial institutions from time to time that are parties thereto, and SunTrust Bank, a Georgia banking corporation, as collateral agent and administrative agent for the lenders and the holders above referenced holder and financial institutions, together with any documents executed in connection therewith and all amendments, modifications or restatements thereto entered into on or prior to the date hereof.

     "SunTrust Lease Agreement" means that certain Master Equipment Lease Agreement, dated as of September 24, 1997, between First Security Bank, National Association, a national banking association, as lessor, and Borrower, as lessee, together with any documents executed in connection therewith and all amendments, modifications or restatements thereto entered into on or prior to the date hereof.

     "SunTrust Trust Agreement" means that certain Trust Agreement, dated as of September 24, 1997, between SunTrust Bank, a Georgia banking corporation, as holder of the beneficial interest in the trust estate established under Apple South Trust No. 97-1, and First Security Bank, National Association, a national banking association, as owner trustee of the Apple South Trust No. 97-1, together with any documents executed in connection therewith and all amendments, modifications or restatements thereto entered into on or prior to the date hereof.

     "SunTrust Master Lease Documents" means the SunTrust Lease Agreement, the SunTrust Participation Agreement, the SunTrust Trust Agreement, the SunTrust Loan Agreement, and any other documents or agreement of any kind executed in connection therewith and all amendments, modifications or restatements thereto entered into on or prior to the date hereof.

     "Taxes" has the meaning ascribed to such term in Section 3.03(a).

     "TECON Documents" means, collectively, all notes, indentures, trusts, guarantees or other documents or agreements of any kind, as the same may be amended, restated supplemented or otherwise modified from time to time, which have been executed in connection with the TECONS and the Convertible Debentures.

     "TECONS" means those certain $3.50 Term Convertible Securities, Series A, originally issued by Apple South Financing I.

     "Title Insurance Policies" means the mortgagee's loan policies, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company reasonably satisfactory in form and substance to Collateral Agent, insuring the Liens created by the New Mortgages (if any) and the Former Mortgages in an aggregate amount not in excess of $75,000,000, and on terms reasonably satisfactory to Collateral Agent, delivered to Collateral Agent pursuant to Article IV hereof or Section 6.01(b).

     "Total Debt to EBITDA Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) the aggregate amount of the Obligations outstanding as of such date of determination, plus (ii) the aggregate principal amount outstanding under the Senior Notes, the Senior Subordinated Notes and TECONS as of such date of determination, plus (iii) the aggregate amount of all other outstanding Indebtedness as of such date of determination, if such Indebtedness is secured by real property or interests in real property; minus (iv) the principal amount outstanding under the New DuPree Note as of such date of determination, to (b) the Borrower's EBITDA for the trailing twelve-month period ending on such date of determination.

     "Total Facility" means $39,000,000.

     "Trademark Assignment" means that certain assignment executed and delivered by Former Collateral Agent to the Collateral Agent of the trademark security agreement made by the Borrower in favor of Former Administrative Agent, in form and substance satisfactory to the Agents.

     "Trademark Security Agreement" means a Trademark Security Agreement, executed and delivered by the Borrower and Collateral Agent for the benefit of the Lenders, in form and substance satisfactory to the Agents.

     "Transferee Side Letter" means that certain letter agreement, dated as of the date hereof, by and among the Lenders and the Borrower, concerning certain restrictions on the right of the Lenders to assign their rights and responsibilities hereunder.

     "UCC" means the Uniform Commercial Code enacted in the State of New York, as amended from time to time.

     "UCC Assignments" means those certain assignments to Collateral Agent of the financing statements previously filed by the Former Administrative Agent with respect to the Loan Parties.

     "Unused Commitment Fee" has the meaning ascribed to such term in Section 4.02(c).

     "Weighted Availability" means, on any date of determination, the average Availability for the immediately preceding ten (10) Business Day period.

     "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity of which 100% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

     SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

     SECTION 1.03. Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     SECTION 1.04. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Administrative Agent or the Lenders, such period shall in any event consist of at least one full day.

                                   ARTICLE II
                                    THE LOANS

     SECTION 2.01. Loans. (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make revolving credit loans on a revolving basis (each individually, a "Loan" and collectively, the "Loans") to the Borrower from time to time on any Business Day during the period commencing on the Effective Date and ending on the Commitment Termination Date or until the earlier reduction of its Commitments to zero in accordance with the terms hereof in an aggregate amount not to exceed at any time such Lender's Pro Rata Share of the lower of the Loan Subfacility and the Availability at such time. Subject to the provisions of this Agreement, the Borrower may borrow, prepay and reborrow Loans pursuant to this Article II. The Commitment of each Lender to make Loans shall automatically and permanently be reduced to zero on the Maturity Date. Within the foregoing limits, the Borrowers may borrow, repay and reborrow, on or after the Effective Date and prior to the Maturity Date, subject to the terms, provisions and limitations set forth herein.

     (b) Notice of Borrowing. (i) When the Borrower desires to borrow under this
Section 2.01, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing, signed by the Borrower, not later than 12:00 p.m. (New York City time) (i) at least one (1) Business Day in advance of any proposed borrowing of $1,000,000 or more or (ii) on the same Business Day of such borrowing if such proposed borrowing is less than $1,000,000. Such Notice of Borrowing shall specify (i) the amount of the proposed Loan and (ii) the proposed borrowing date, which must be a Business Day, and have attached to it an updated Borrowing Base Certificate which is prepared after giving effect to the proposed Loan. Each Notice of Borrowing given pursuant to this Section 2.01 shall be irrevocable and binding on the Borrower. Each Loan shall be made in a minimum amount of $500,000 and shall be in an integral multiple of $25,000 in excess thereof.

     (c) Making the Loans. (i) The Administrative Agent shall promptly notify each Lender of the amount of such borrowing. Each such Lender shall deposit an amount equal to its Pro Rata Share of the amount of such borrowing with the Administrative Agent in the Administrative Agent Account in immediately available funds, not later than 1:00 p.m. (New York City time) on any Funding Date applicable thereto. Subject to the satisfaction of the conditions precedent set forth in Section 5.01 (in the case of Loans made on the Effective Date) and
Section 5.02, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower not later than 3:30 p.m. (New York City time) at the Administrative Agent's office in New York, New York on such Funding Date and shall disburse such proceeds to the Borrower's Disbursement Account. On each day that any Revolving Credit Obligations are outstanding, the Borrower shall be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Credit Obligations outstanding on such day.

     (ii) Except as otherwise provided in this subsection 2.01(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Commitments. The failure of any Lender to deposit the amount described in clause (i) above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Loan on such Funding Date. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder nor shall the Commitment of any Lender be increased or decreased as a result of any such failure, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

     (iii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers to the Borrowers, the Agents and the Lenders, the Borrowers, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Lenders, Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.01(d); provided, however, that (a) the Administrative Agent shall in no event fund any such Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of the proposed Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Borrower gives a Notice of Borrowing requesting a Loan and the Administrative Agent elects not to fund such Loan on behalf of the Lenders, then promptly after receipt of the Notice of Borrowing requesting such Loan, the Administrative Agent shall notify each Lender of the specifics of the requested Loan and that it will not fund the requested Loan on behalf of the Lenders. If the Administrative Agent notifies the Lenders that it will not fund a requested Loan on behalf of the Lenders, each Lender shall make its Pro Rata Share of the Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent's Account no later than 1:00 p.m. (New York City time) on the date of the proposed Loan. The Administrative Agent will make the proceeds of such Loans available to the Borrowers on the day of the proposed Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Loans received by the Administrative Agent in the Administrative Agent's Account or the amount funded by the Administrative Agent on behalf of the Lenders to be deposited in an account designated by the Borrower.

     (iv) If the Administrative Agent has notified the Lenders that the Administrative Agent, on behalf of the Lenders, will not fund a particular Loan pursuant to subsection 2.01(c)(iii), the Administrative Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof in the Administrative Agent Account on the Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the Funding Date. If the Loan proceeds corresponding to that amount are advanced to the Borrower by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid to the Administrative Agent at the Reference Rate for three Business Days and thereafter at the rate set forth in Section 4.01. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Loan made by the Administrative Agent for its own account. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the Borrower and, if so notified, the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account, together with interest therein, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is repaid to Administrative Agent. Any interest paid to Administrative Agent by the Borrower or any of its Subsidiaries in respect of such corresponding amount shall be credited against interest payable by the Borrower to such Lender under Section 4.01 in respect of such corresponding amount. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrower such corresponding amount (together with any interest included in such payment). This Section 2.01(c)(iv) does not relieve any Lender of its obligation to make its Loan on any Funding Date.

     (d) Settlement Period. (i) With respect to all periods for which the Administrative Agent has funded Loans pursuant to subsection 2.01(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Lender of the unpaid principal amount of the Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Loans made on the Funding Date of such Lender's initial funding), each Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Loans to such an extent that, after giving effect to such adjustment, each such Lender's interest in the then outstanding Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Lender under this subsection 2.01(d) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans which have been funded by such Lender.

     (ii) In the event that any Lender fails to make any payment required to be made by it pursuant to subsection 2.01(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Reference Rate for three Business Days and thereafter at the rate set forth in Section
4.01. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this subsection 2.01(d)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Administrative Agent may have against any Lender as a result of any default by such Lender hereunder.

     (e) Repayment of Loans; Termination of Commitments. The principal amount of all outstanding Loans shall be repaid in full on the Maturity Date; and the Commitments shall terminate on the Commitment Termination Date.

     (f) Use of Proceeds. Proceeds of the Loans shall be used (i) on the Effective Date to repay certain existing indebtedness of the Borrower and to pay transaction costs and (ii) thereafter to provide for ongoing working capital needs in the ordinary course of the business of the Borrower and for other lawful general corporate purposes not prohibited hereunder.

     SECTION 2.02. Letter of Credit Accommodations. Subject to the terms and conditions set forth in this Agreement, at the written request of the Borrower, the Collateral Agent, on behalf of the Lenders, agrees to provide or arrange for the issuance of one or more Letter of Credit Accommodations for the account of Borrower during the period commencing on the date hereof and ending on the date which is the fifth Business Day preceding the Commitment Termination Date, up to an aggregate face amount at any one time outstanding equal to $15,000,000, subject to the following provisions:

     (a) Types and Amounts. The Collateral Agent shall not be obligated to provide or arrange for the issuance of any Letter of Credit Accommodation at any time:

     (i) if, immediately after giving effect to the issuance of such Letter of Credit Accommodation, (A) the Letter of Credit Obligations at such time would exceed $15,000,000 or (B) the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time or (C) the Collateral Agent receives notice from the Required Lenders at or before 11:00 a.m. (New York time) on the date of the proposed issuance of such Letter of Credit Accommodation that one or more of the conditions precedent contained in Section
5.01 (in the case of Letter of Credit Accommodations made on the Effective Date) or Section 5.02 would not on such date be satisfied; or

     (ii) which has an expiration date later than the earlier of (A) the date which occurs one year following the date of issuance of such Letter of Credit Accommodation unless all Lenders have approved such expiry date; provided that any Letter of Credit Accommodation may be automatically extendable for periods of up to 365 days so long as such Letter of Credit Accommodation provides that the Collateral Agent retains an option to refuse to extend such Letter of Credit Accommodation within a specified period of time prior to each scheduled extension date or (B) the Maturity Date; provided that any Letter of Credit Accommodation may have an expiration date beyond the Maturity Date if the Borrower shall have delivered to the Collateral Agent cash collateral in an amount of 105% of the face amount of such Letter of Credit Accommodation on the Maturity Date.

     (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Sections 5.01 (in the case of Letter of Credit Accommodations made on the Effective Date) and 5.02, the obligation of the Collateral Agent to provide or arrange for the issuance of any Letter of Credit Accommodation is subject to the satisfaction in full of the following conditions:

     (i) if the Collateral Agent so requests, the Borrower shall have executed and delivered to the Collateral Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof;

     (ii) the terms of the proposed Letter of Credit Accommodation shall be satisfactory to the Collateral Agent and the Issuer, each in its sole discretion; and

     (iii) no order, final judgment or decree of any court of competent jurisdiction, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Collateral Agent from providing or arranging, or the Issuer from issuing, the Letter of Credit Accommodation and no law, rule or regulation applicable to the Collateral Agent or the Issuer and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Collateral Agent or the Issuer shall prohibit or request that the Collateral Agent or the Issuer refrain from the issuance of guaranties or letters of credit generally or the issuance of such Letter of Credit Accommodation.

     (c) Issuance of Letter of Credit Accommodations. The Borrower shall deliver to the Collateral Agent and the Administrative Agent a signed Notice of Request for Issuance of Letter of Credit Accommodation Issuance not later than 11:00 a.m. (New York time) on the fifth Business Day preceding the requested date for issuance thereof under this Agreement, or such shorter notice as may be acceptable to the Collateral Agent together with such other certificates, agreements, documents and other papers and information as the Collateral Agent and the Issuer may reasonably request. In the event of any conflict between the terms of such notice and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control. Such notice shall be irrevocable.

     The Collateral Agent shall not provide support, pursuant to the LC Guaranty, if the Collateral Agent shall have received written notice from the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in
Section 5.02 will not have been satisfied on such date, and the Collateral Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied.

     (d) Payment of Reimbursement Obligations.

     (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement: (A) the Borrower shall reimburse the Collateral Agent for amounts drawn under such Letter of Credit Accommodation no later than the date (the "Reimbursement Date") which is one (1) Business Day after the Borrower receives notice from the Collateral Agent that a draft or demand has been presented under such Letter of Credit Accommodation by the beneficiary thereof; and (B) all Reimbursement Obligations with respect to each Letter of Credit Accommodation shall bear interest from the date of the relevant drawing or demand under such Letter of Credit Accommodation until the Reimbursement Date. If Borrower fails to so reimburse Collateral Agent by the Reimbursement Date, Borrower shall be deemed to have requested a Loan to be disbursed on the Reimbursement Date in an amount equal to the unreimbursed amount, without regard to the minimum and multiples specified in Section 2.01(b) for the principal amount of Loans.

     (ii) No action taken or omitted in good faith by the Collateral Agent or an Issuer under or in connection with any Letter of Credit Accommodation shall put the Collateral Agent or such Issuer under any resulting liability to any Lender, or, so long as such Letter of Credit Accommodation was not issued in violation of Section 2.02(a)(ii), relieve any Lender of its obligations hereunder to the Collateral Agent or the Issuer with respect to the Letter of Credit Accommodations. In determining whether to pay under any Letter of Credit Accommodation, the Collateral Agent or the Issuer shall have no obligation to the Lenders or the Borrower other than to confirm that any documents required to be delivered under a respective Letter of Credit Accommodation appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit Accommodation.

     (iii) The Administrative Agent shall have the right, without notice to the Borrower, to charge the Loan Account with the amount of any and all Indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges in accordance with the terms and conditions of this Agreement) incurred by the Agents, the Issuer or the Lenders under the LC Guaranty or with respect to a Letter of Credit upon (i) payment by the Collateral Agent or the Lenders under the LC Guaranty or (ii) during the occurrence and continuance of any Default or Event of Default. Any amount charged to the Loan Account shall be deemed a Loan hereunder made by the Lenders to the Borrower, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.01 of this Agreement. Any charges, fees, commissions, costs and expenses charged to the Collateral Agent for the Borrower's account by the Issuer in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account in full when charged to or paid by the Administrative Agent and, when charged, shall be conclusive on the Borrower absent manifest error. Each of the Lenders and the Borrower agree that the Administrative Agent shall have the right to make such charges regardless of whether any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied.

     (e) Participations.

     (i) Immediately upon issuance of any Letter of Credit Accommodation for the account of the Borrower in accordance with the procedures set forth in this
Section 2.02, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, and the Issuer shall be deemed irrevocably and unconditionally to have sold and transferred to each Lender, without recourse or warranty, an undivided interest and participation in such Letter of Credit Accommodation to the extent of such Lender's Pro Rata Share thereof, including, without limitation, all Reimbursement Obligations of the Borrower with respect thereto and any security therefor and guaranty pertaining thereto pursuant to the LC Guaranty or otherwise.

     (ii) If the Collateral Agent or any Issuer makes any payment under any Letter of Credit Accommodation for the account of the Borrower and the Borrower does not repay such amount to the Collateral Agent on the Reimbursement Date, the Collateral Agent shall promptly notify each Lender, and each Lender shall promptly and unconditionally pay to the Collateral Agent, in immediately available funds, the amount of such Lender's Pro Rata Share of such Reimbursement Obligations. In the event such payments are made by such Lenders, such payments shall constitute Loans made to the Borrower pursuant to Section
2.01 (irrespective of the satisfaction of the conditions in Section 5.02). If a Lender does not make its Pro Rata Share of the amount of any such payment available to the Collateral Agent, such Lender agrees to pay to the Collateral Agent, forthwith on demand, such amount together with interest thereon at the Reference Rate for three Business Days and thereafter at the rate as set forth in Section 4.01. The failure of any such Lender to make available to the Collateral Agent for the account of an Issuer its Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Collateral Agent for the account of such Issuer such other Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Collateral Agent. This Section does not relieve any Borrower of its obligation to pay or repay any Lender funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

     (iii) In the event any payment by the Borrower received by an Issuer with respect to a Letter of Credit Accommodation issued for the account of the Borrower and distributed by the Collateral Agent to the Lenders on account of their participation therein is thereafter set aside, avoided or recovered from such Issuer in connection with any receivership, liquidation or bankruptcy proceeding, each such Lender which received such distribution shall, upon demand by such Issuer, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuer upon the amount required to be repaid by it.

     (iv) The obligations of any Lender to make payments to the Collateral Agent for the account of any Issuer with respect to a Letter of Credit Accommodation shall be irrevocable, shall not be subject to any qualification or exception whatsoever (except the issuance of the Letter of Credit Accommodation in contravention of this Section 2.02) and shall be made in accordance with this Agreement (irrespective of the satisfaction of the conditions described in Sections 5.01 and 5.02) under all circumstances, including, without limitation, any of the following circumstances:

     (A) any lack of validity or enforceability hereof or of any of the other Loan Documents;

     (B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit Accommodation or any transferee of a beneficiary named in a Letter of Credit Accommodation (or any Person for whom any such transferee may be acting), the Agents, any Issuer, any Lender, or any other Person, whether in connection herewith, with any Letter of Credit Accommodation, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

     (C) any draft, certificate or any other document presented under the Letter of Credit Accommodation having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

     (E) the occurrence of any Event of Default or Default.

     (F) any failure by any Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit; or

     (G) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit.

     (f) Issuer Charges. The Borrower agrees to pay to each Issuer, solely for its own account, all charges assessed by such Issuer in connection with the issuance, administration, amendment and payment or cancellation of Letter of Credit Accommodations and such compensation as may be agreed upon by the Borrower and such Issuer from time to time.

     (g) Indemnification; Exoneration.

     (i) In addition to all other amounts payable to an Issuer, the Borrower hereby agrees to unconditionally defend, protect, indemnify, and hold harmless each Agent, each Issuer and each Lender and each of their respective officers, directors, employees, attorneys and agents from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which any of them may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit Accommodation or (B) the failure of the Issuer to honor a drawing or demand under a Letter of Credit Accommodation as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority; provided, however, the Borrower shall not have an obligation to any indemnified party hereunder with respect to the matters indemnified hereunder caused by or resulting from the willful misconduct or gross negligence of such indemnified party, as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all such indemnified matters incurred by the indemnified parties.

     (ii) As between the Borrower on the one hand and the Collateral Agent, the Lenders and the Issuers on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letter of Credit Accommodations by, the respective beneficiaries of the Letter of Credit Accommodations, except in the case of willful misconduct or gross negligence of such Collateral Agent, any Lender or any Issuer as determined by a final judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the Agents, the Issuers and the Lenders shall not be responsible for: (A) any lack of validity or enforceability of any Letter of Credit Accommodation or any agreement or instrument relating thereto; (B) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the beneficiary, or the transferee, of any Letter of Credit Accommodation, or the Issuer, the Agents, any Lender or any other Person; (C) any draft, certificate or other document presented under any Letter of Credit Accommodation proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (D) any lack of validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit Accommodation or the rights or benefits thereunder or proceeds thereof, in whole or in part; (E) failure of the beneficiary of a Letter of Credit Accommodation to strictly comply with conditions required in order to draw upon or make demand under such Letter of Credit Accommodation; (F) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (G) errors in interpretation of technical terms; (H) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit Accommodation or of the proceeds thereof; (I) the misapplication by the beneficiary of a Letter of Credit Accommodation of the proceeds of any drawing under such Letter of Credit Accommodation; and (J) any consequences arising from causes beyond the control of the Agents, the Issuers or the Lenders; provided, however, the Agents, the Issuers and the Lenders shall be responsible for any of the above actions caused by or resulting from their willful misconduct or gross negligence, as determined by a final judgment from a court of competent jurisdiction.

     (iii) The Borrower's unconditional obligations to each Agent, each Lender and the Issuer with respect to Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of such Agent, such Lender's or the Issuer's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees that any charges incurred by the Collateral Agent or the Issuer for the Borrowers' account hereunder may be charged to the Loan Account.

     (h) Payment of Reimbursement Obligations. (i) The Borrower unconditionally agrees to pay to each Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuer under or in connection with any Letter of Credit Accommodation issued by such Issuer when such amounts are due and payable, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against such Issuer or any other Person.

     (ii) Upon any payments made to the Issuer under the LC Guaranty, the Agents or the Lenders, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower in favor of the Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agents and the Lenders and apply in all respects to the Agents and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

     SECTION 2.03. Promise to Pay; Evidence of Debt. (a) Promise to Pay. The Borrower agrees to pay on the Maturity Date the unpaid principal amount of each Loan which has been made to the Borrower, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory notes evidencing the Loans owing to the Lenders, and the Borrower shall execute and deliver to each Lender requesting a promissory note such promissory notes as are necessary to evidence the Loans owing to such Lender after giving effect to any assignment thereof pursuant to Section 14.07, each substantially in the form of Exhibit F attached hereto and made a part hereof (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Notes"; and "Note" means any one of the Notes).

     (b) Indebtedness Account. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

     (c) Master Account. The Register maintained by the Administrative Agent pursuant to Section 14.07(c) shall include a master account and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Loan made hereunder and such Lender's Pro Rata Share of the Letter of Credit Obligations and any Interest Accrual Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

     SECTION 2.04. Authorized Officers and Administrative Agent. On the Effective Date and from time to time thereafter, the Borrower shall deliver to the Administrative Agent a secretary's certificate setting forth the names of the officers of the Borrower authorized to request Loans and Letters of Credit Accommodations on behalf of the Borrower and containing a specimen signature of each such officer or agent. The officers and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent shall be entitled to rely conclusively on such officer's or agent's authority to request such Loan or Letter of Credit Accommodation until the Administrative Agent receives written notice to the contrary. In addition, the Administrative Agent shall be entitled to rely conclusively on any written notice sent to it by telecopy. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing, Request for Issuance of Letter of Credit Accommodation or any other document, and, with respect to an oral request for such a Loan or Letter of Credit Accommodation, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers or agents authorized to make such request or otherwise to act on behalf of the Borrower. The Administrative Agent, the Lenders and the Issuers shall not incur any liability to the Borrower or any other Person in acting upon any telecopy or facsimile or telephonic notice referred to above which the Administrative Agent in good faith believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower except in the case of gross negligence or willful misconduct by the Administrative Agent, any Lender or any Issuer as determined in a final judgment by a court of competent jurisdiction.

     SECTION 2.05. Extension of Commitment Termination Date. The Borrower shall have the option to extend the Commitment Termination Date for an additional 364 days, subject to the approval of each Lender, which may be withheld (prior to written notice by Lender to Borrower of Lender's decision to extend) in its sole and absolute discretion. The Borrower shall exercise such option by giving notice to the Administrative Agent at least ninety (90) days prior to the Maturity Date of its decision to extend. On or before sixty (60) days prior to the Maturity Date, the Administrative Agent shall notify the Borrower of the Lenders' decision to extend. In the event that the Lenders shall give their approval to the extension of the Commitment Termination Date and the Borrower pays the Extension Fee in accordance with the Fee Letter, the Commitment Termination Date shall be extended from the then existing Commitment Termination Date (the "Extension Date") to the date which is 364 days following the Extension Date.

                                  ARTICLE III
                         PAYMENTS AND OTHER COMPENSATION

     SECTION 3.01. Prepayments; Reductions in Commitments.

     (a) Voluntary Prepayments/Reductions.

     (i) The Borrower may, upon at least two (2) Business Days' prior written notice to the Administrative Agent, at any time and from time to time, prepay the Loans in whole or in part without premium or penalty upon notice to the Administrative Agent; provided, however, no such prior notice is required for the automatic daily cash sweep and paydown of the Loans. Any notice of prepayment given to the Administrative Agent under this Section 3.01(a)(i) shall specify the Loans to be prepaid, the date (which shall be a Business Day) of prepayment, and the aggregate principal amount of the prepayment. When notice of prepayment is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the prepayment date specified in such notice and such notice shall be irrevocable.

     (ii) The Borrower may, upon at least three (3) Business Days' prior written notice to the Administrative Agent, at any time and from time to time, terminate in whole, or permanently reduce in part, the Commitments. Any partial reduction of the Commitments shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount and shall reduce the Commitment of each Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this Section 3.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction of the Commitments is delivered as provided herein, the principal amount of the Loans so reduced shall become due and payable on the date specified in such notice to the extent the Revolving Credit Obligations exceed the Commitments after giving effect to such reduction. The payments in respect of reductions and terminations described in this Section 3.01(a)(ii) may be made without premium or penalty. Once reduced the Commitment may not be increased.

     (b) Mandatory Prepayments/Reductions.

     (i) Immediately upon (A) the Revolving Credit Obligations exceeding the Maximum Revolving Credit Amount or (B) the Loans exceeding the Loan Subfacility, the Borrower shall make or cause to be made a mandatory prepayment of the Revolving Credit Obligations in an amount equal to such excess. If at any time after the Borrower has complied with the first sentence of this Section 3.01(b), the aggregate Letter of Credit Obligations are greater than the then current Borrowing Base, the Borrower shall provide cash collateral to the Administrative Agent in an amount equal to 105% of such excess, which cash collateral shall be deposited in the Letter of Credit Collateral Account and, provided that no Event of Default shall have occurred and be continuing, returned to the Borrower, at such time as the Revolving Credit Obligations no longer exceed the then current Borrowing Base.

     (ii) Immediately upon the consummation of any Disposition (other than a Disposition of Assets Held For Sale) by the Borrower or any of its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Loans in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from such Disposition. The Commitments shall be permanently reduced by the amount of any such prepayment.

     (iii) Following the consummation of any Disposition of Assets Held For Sale by the Borrower or any of its Subsidiaries, the Borrower shall use fifty percent (50%) of the Net Cash Proceeds received from such Disposition for working capital purposes, and shall use the remaining fifty percent (50%) of such Net Cash Proceeds, (i) to buy back Senior Notes and/or Senior Subordinated Notes pursuant to the Incremental Proposal, (ii) to pay the obligations outstanding under the SunTrust Master Lease Documents, and/or (iii) to prepay the outstanding principal amount of the Loans, provided that the amount of such prepayment made pursuant to this clause (iii) shall reduce the Borrowing Base on a dollar for dollar basis and be treated as a reserve, but if the Borrower subsequently (x) purchases Senior Notes and/or Senior Subordinated Notes pursuant to the Incremental Proposal or (y) pays the obligations outstanding under the SunTrust Master Lease Documents or (z) pays the outstanding principal amount of the Loans (and permanently reduces the Commitments), the amount of Loan proceeds used to purchase such Notes or to pay the obligations under the SunTrust Master Lease Documents or to pay the outstanding amount of the Loans (and permanently reduce the Commitments) shall reduce the amount of such reserve.

     (iv) Immediately upon the loss, destruction or taking by condemnation of any Collateral, the Borrower shall prepay the outstanding principal amount of the Loans in an amount equal to one hundred percent (100%) of the cash received from such loss, destruction or taking by condemnation, provided, however, the Borrower shall have the option not to make the prepayment under this subsection
(iii) and instead may apply such cash proceeds to the costs of repairs, replacement or restoration of the Restaurant which is the subject of the loss, destruction, or taking by condemnation up to an aggregate amount during any twelve consecutive month period not in excess of $1,500,000, so long as (A) no Default or Event of Default shall have occurred and be continuing, (B) the Borrower shall have given the Administrative Agent and the Collateral Agent prior written notice of its intention or the intention of the applicable Subsidiary to apply such cash proceeds to the costs of repairs, replacement or restoration of the Restaurant which is the subject of the loss, destruction, or taking by condemnation, and (C) the Borrower or the applicable Subsidiary commences the permitting process or the construction with respect to such repairs, replacement or restoration within 90 days after receiving such cash proceeds and completes such repairs, replacements or restoration at the same location that the loss, destruction or taking occurred within 12 months after receiving such cash proceeds all in accordance with any applicable lease obligations. The Commitments shall be permanently reduced by the amount of any such prepayment.

     (v) Immediately upon the receipt by the Borrower or any of its Subsidiaries of any tax refund in excess of $500,000 (not including the amount of interest paid) during any twelve month period commencing on the Effective Date with respect to federal, state, local or other taxes of any kind (other than payroll taxes and the net of the amount of taxes owed by the Borrower or the applicable Subsidiary to the taxing authority which issued such refund) previously paid by the Borrower or any of its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Loans in an amount equal to one hundred percent (100%) of such refund. The Commitments shall be permanently reduced by the amount of any such prepayment.

     (vi) Immediately upon the issuance or incurrence by the Borrower or any of its Subsidiaries of any Indebtedness (except as permitted by Section 9.02) or the sale or issuance by the Borrower or any of its Subsidiaries of any shares of Capital Stock (other than in connection with the plans identified on Schedule 6.01(E) or Capital Stock issued pursuant to the shareholder rights plan), the Borrower shall prepay the outstanding principal amount of the Loans in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries or Affiliates in connection therewith. The Commitments shall be permanently reduced by the amount of any such prepayment.

     (vii) Forty-five days following the Effective Date, the Commitments will be permanently reduced by an amount equal to the Commitment Reduction Amount.

     (c) Nothing in this Section 3.01(c) shall be construed to constitute the Lenders' consent to any transaction which is not expressly permitted by Article IX.

     (d) Cumulative Prepayments.  Except as otherwise expressly provided in this
Section 3.01, payments with respect to any subsection of this Section 3.01 are in addition to payments made or required to be made under any other subsection of this Section 3.01.

     SECTION 3.02. Payments.

     (a) Manner and Time of Payment. All payments of principal and interest on the Loans, the Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent or the Lenders shall be made without condition or reservation of right, in immediately available funds, deposited to the Administrative Agents Account not later than 1:00 p.m. (New York time) on the date due. Thereafter, payments received by the Administrative Agent shall be distributed to each Lender in accordance with its Pro Rata Share in accordance with the provisions of Section 3.02(c) on the date received, if received prior to 1:00 p.m., and on the next succeeding Business Day if received thereafter, by the Administrative Agent. All payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Agents and the Lenders.

     (b) Except as provided in Section 2.01 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 3.02 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     (c) Apportionment of Payments. (i) Subject to the provisions of Section 3.02(c)(ii) and (iv), all payments of principal and interest in respect of outstanding Loans, all payments in respect of Reimbursement Obligations and all payments of fees (other than as set forth in Section 4.01) and all other payments in respect of any other Obligation shall be allocated among the Lenders, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment at the time when such payment is made. All such payments and any other proceeds of Collateral or other amounts received by the Administrative Agent from or on behalf the Borrower or any of its Subsidiaries shall be promptly applied first, to pay principal of and interest on any portion of the Loans made to the Borrower which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; second, to pay the outstanding Reimbursement Obligations owing to any Issuer for which such Issuer has not then been paid by the Borrower or reimbursed by the Lenders; and third, to pay all other Obligations of the Borrower then due and payable.

     (ii) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and shall upon the acceleration of the Obligations pursuant to Section 11.01, apply all payments in respect of any Obligations and all proceeds of Collateral to the Obligations in the following order:

     (A) first, to pay interest on and the principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

     (B) second, to pay Obligations in respect of any expense reimbursements, indemnities or other liabilities then due to the Administrative Agent or the Collateral Agent;

     (C) third, to pay Obligations in respect of any fees then due to the Agents, the Lenders and the Issuers;

     (D) fourth, to pay interest due in respect of the Loans and the Reimbursement Obligations;

     (E) fifth, to pay the principal outstanding on the Loans;

     (F) sixth, to the extent the Obligations are contingent, provide cash collateral pursuant to Section 11.01 in respect of Letter ----- of Credit Obligations;

     (G) seventh, to the ratable payment of all other Obligations; and

     (H) eighth, to the Borrower;

     provided, however, if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (A) through (G), the available funds being applied with respect to any such Obligations referred to in any one of such clauses shall be allocated to the payment of such Obligations ratably, based on the proportion of the Collateral Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses.

     (iii) The Administrative Agent, in its sole discretion subject only to the terms of this Section 3.02(c)(iii), may pay from the proceeds of the Loans (which Loans may not have been requested by the Borrower pursuant to a Notice of Borrowing) made to the Borrower hereunder, whether made following a request by the Borrower pursuant to Section 2.01, all amounts then due and payable by the Borrower hereunder, including amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and expenses. The Borrower hereby irrevocably authorizes each Lender to make Loans upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees and expenses due from the Borrower and paying all other amounts due and payable by the Borrower hereunder or under the Notes, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to Section 2.01 as of the date of the aforementioned notice. The Administrative Agent shall request Loans on behalf of the Borrower as described in the preceding sentence by notifying the Lenders by telecopy or other similar form of transmission (which notice the Administrative Agent shall thereafter promptly transmit to the Borrower), of the amount and Funding Date of the proposed borrowing and that such borrowing is being requested on the Borrower's behalf pursuant to this
Section 3.02(c)(iii). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.01 (irrespective of whether or not any Default or Event of Default shall be continuing or the satisfaction of the conditions described in Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.01(b), which conditions and requirements, the Lenders irrevocably waive). The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent's discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrower with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

     (iv) If any Lender fails to fund its Pro Rata Share of any borrowing requested by the Borrower under which such Lender is obligated to fund under the terms hereof (the funded portion of such borrowing being hereinafter referred to as a "Non Pro Rata Loan"), excluding any such Lender who has delivered to the Administrative Agent written notice that one or more of the conditions precedent contained in Section 5.02 shall not on the date of such request be satisfied and until such conditions are satisfied, then until the earlier of such Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms hereof shall be advanced to the Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything contained herein to the contrary:

     (A) the foregoing provisions of this Section 3.02(b)(iv) shall apply only with respect to the proceeds of payments of Obligations;

     (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 3.02(c)(iv), and whether or not the Non Pro Rata Loan with respect thereto has been repaid;

     (C) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any borrowing ("Cure Loans") shall bear interest from and after the date made available to the Borrower at the rate applicable to the other Loans comprising such borrowing and shall be treated as Loans comprising such borrowing for all purposes herein;

     (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 3.02, would be applied to the outstanding Loans shall be applied first, ratably to all Loans constituting Non Pro Rata Loans; second, ratably to the Loans other than those constituting Non Pro Rata Loans or Cure Loans; and, third, ratably to the Loans constituting Cure Loans; and

     (E) no Lender shall be relieved of any obligation such Lender may have to the Borrower under the terms of this Agreement as a result of the provisions of this Section 3.02(c)(iv).

     (d) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

     SECTION 3.03. Taxes.

     (a) Payment of Taxes. Any and all payments by the Borrower hereunder, under the Notes or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Agent, each Issuer and each Lender, respectively, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it, in each case by (i) the United States except withholding taxes contemplated pursuant to Section 3.03(e)(ii)(C), (ii) the Governmental Authority of the jurisdiction in which such Lender's office is located or (iii) the Governmental Authority in which such Person is organized, managed, controlled or doing business, in each case including all political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder, under the Notes or under any other Loan Document to any Lender, (x) such sum payable shall be increased as may be necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 3.03) such Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (y) the Borrower shall make such withholdings or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall not be required to increase any such amounts payable to any Agent, any Issuer or any Lender with respect to any Taxes or Other Taxes (i) that are attributable to such Agent's, Issuer's or Lender's failure to comply with the requirements of Section 3.03(e) (ii) that are United States withholding taxes imposed on amounts payable to such Agent, Issuer or Lender at the time such Agent, Issuer or Lender becomes a party to this Agreement, except to the extent that such Agent's, Issuer's or Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Tax pursuant to this paragraph.

     (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp, value-added or documentary taxes or any other excise or property taxes, charges or similar levies which arise from and which relate directly to
(i) any payment made under any Loan Document or (ii) the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or any other Loan Document other than the foregoing excluded Taxes (hereinafter referred to as "Other Taxes").

     (c) Indemnification. The Borrower will indemnify each Lender, each Issuer and each Agent who has fully complied with the requirements of Section 3.03(e) against, and reimburse each, within twenty (20) days of a receipt of written demand for, the full amount of all Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuer or such Agent (as the case may be) or any Affiliate of such Lender or Issuer and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or lawfully payable. A certificate as to any amount payable to any Person under this Section 3.03 submitted by such Person to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

     (d) Receipts. Within thirty (30) days after a request from the Administrative Agent, the Borrower will furnish to the Administrative Agent, the original or a certified copy of a receipt, if available, or other reasonably available documentation reasonably satisfactory to the Administrative Agent evidencing payment of such Taxes or Other Taxes. The Borrower will furnish to the Administrative Agent upon the Administrative Agent's request from time to time an Officer's Certificate stating that all Taxes and Other Taxes of which it is aware that are due have been paid and that no additional Taxes or Other Taxes of which it is aware are due.

     (e) Foreign Bank Certifications. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Administrative Agent on the date on which such Lender becomes a Lender pursuant to Section 14.07 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W 8BEN (or any successor or substitute form or forms)) or (II) under Sections 1441 or 1442 of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W 8ECI (or any successor or substitute form or forms)).

     (ii) Each such Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this Section 3.03(e). Each certificate required to be delivered pursuant to this Section 3.03(e)(ii) shall certify as to one of the following:

     (A) that such Lender can receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

     (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to
Section 3.03(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower;

     (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the date on which a Lender became a Lender pursuant to Section 14.07 and that it is not capable of recovering the full amount of the same from a source other than the Borrower; or

     (D) that such Lender is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the date on which a Lender became a Lender pursuant to Section 14.07.

     (f) If any Agent, any Issuer or any Lender receives a refund in respect of any amounts paid by the Borrower pursuant to this Section 3.03, which refund in the sole discretion of such Person is allocable to such payment, it shall promptly notify the Borrower of such refund and shall promptly pay the amount of such refund to the Borrower, together with all interest received by such Person on such amount.

     SECTION 3.04. Increased Capital. If after the date hereof any Lender or Issuer determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority exercising jurisdiction, power or control over any Lender or any Issuer (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuer or any corporation controlling such Lender or Issuer and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, the Letter of Credit Accommodations or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuer of, or the existence of any Issuer's obligation to issue or create, Letter of Credit Accommodations, then, in any such case, upon written demand by such Lender or Issuer (with a copy of such demand to the Administrative Agent), the Borrower agrees to pay to the Administrative Agent for the account of such Lender or Issuer within 10 Business Days of written demand therefor, from time to time as specified by such Lender or Issuer, additional amounts sufficient to compensate such Lender or Issuer or such corporation therefor. Such demand shall be accompanied by a statement certifying in reasonable detail as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, in the absence of manifest error.

                                   ARTICLE IV
                                INTEREST AND FEES

     SECTION 4.01. Interest on the Loans and Other Obligations. (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(c), at a rate per annum equal to the Applicable Interest Rate.

     (b) Interest Payments. (i) Interest accrued on each Loan shall be payable in arrears in Dollars (A) on the first Business Day of each calendar month for the preceding calendar month, commencing on the first such day following the making of such Loan and (B) if not theretofore paid in full, on the Maturity Date. Interest accrued at the Default Rate will be payable on demand.

     (ii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears in Dollars on demand.

     (c) Default  Interest.  Notwithstanding  the rate of interest  specified in
Section 4.01(a), and to the extent permitted by applicable law, effective immediately upon the occurrence of any Event of Default but only for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations shall bear interest at a rate which is three percent (3.0%) per annum in excess of the Applicable Interest Rate in effect from time to time.

     (d) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

     SECTION 4.02. Fees. (a) Agents' Fee. The Borrower agrees to pay to the Agents such fees as are set forth in the Fee Letter in accordance with the terms thereof.

     (b) Letter of Credit  Fee. In  addition  to any  charges  paid  pursuant to
Section 2.02(f), the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, a fee (the "Letter of Credit Fee") equal to (i) the greater of (A) LIBOR or (B) two percent (2.0%) per annum plus (ii) three percent (3.0%) per annum on the average undrawn face amount of each outstanding Letter of Credit Accommodation for the period of time such Letter of Credit Accommodation is outstanding, payable quarterly in arrears on (1) the first Business Day of each calendar quarter for the preceding calendar quarter and (2) if not theretofore paid in full, on the Maturity Date; provided, however, immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the Letter of Credit Fee shall be equal to three percent (3.0%) per annum in excess of the fee otherwise applicable hereunder.

     (c) Unused Commitment Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a fee (the "Unused Commitment Fee"), accruing at the rate equal to one and one-half of one percent (1.5%) per annum on the average amount by which the Total Facility exceeds the Revolving Credit Obligations for the period commencing on the Effective Date and ending on the Commitment Termination Date, such fee being payable quarterly in arrears on (1) the first Business Day of each calendar quarter for the preceding calendar quarter and (2) if not theretofore paid in full, on the Maturity Date.

     (d) Calculation and Payment of Fees. All of the above fees that are based on a per annum rate shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. All fees payable hereunder shall be fully earned and nonrefundable when paid. All fees specified or referred to herein due to the Administrative Agent, any Issuer or any Lender, including those referred to in this Section 4.02, shall bear interest, if not paid when due, at the interest rate for Loans in accordance with Section 4.01(c), shall constitute Obligations and shall be secured by the Collateral. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, charge the Loan Account with the amount of the fees or charges due under this Section 4.02.

     (e) Audit and Collateral Monitoring Fees. The Borrower acknowledges that representatives of the Agents may visit any or all of the Loan Parties and/or conduct audits, inspections, appraisals, valuations and/or field examinations of any or all of the Loan Parties at any time and from time to time in a manner so as to not unduly disrupt the business of the Loan Parties. Notwithstanding anything to the contrary set forth in this Agreement or in any Loan Document, the aggregate amount of costs and expenses payable by the Loan Parties in connection with any such audits, inspections, appraisals, valuations and/or field examinations shall not exceed $250,000 for any Fiscal Year, provided, however, if an Event of Default has occurred and is continuing, the Borrower shall pay all such costs and expenses and no such limitation shall be applicable.

                                   ARTICLE V
             CONDITIONS TO LOANS AND LETTER OF CREDIT ACCOMMODATIONS

     SECTION 5.01. Conditions Precedent to the Initial Loans and Letter of Credit Accommodations. The effectiveness of this Agreement and the obligation of each Lender on the Effective Date to make its Loan requested to be made by it and the agreement of the Administrative Agent to provide or arrange for a Letter of Credit Accommodation on the Effective Date shall be subject to the satisfaction of all of the following conditions precedent:

     (a) Documents. The Administrative Agent (on behalf of itself and the Lenders) shall have received on or before the Effective Date all of the following:

     (i) this Agreement, the Notes and all other agreements, instruments, opinions, certificates and other documents described in the List of Closing Documents, each duly executed where appropriate and in form and substance satisfactory to the Lenders and in sufficient copies for each of the Lenders;

     (ii) a copy of the Financial Statements; and

     (iii) such additional documentation as the Administrative Agent and the Lenders may reasonably request.

     (b) Collateral Information; Perfection of Liens. The Administrative Agent shall have received complete and accurate information from the Borrower with respect to the name and the location of the principal place of business and chief executive office for each Borrower and each Subsidiary; all necessary UCC financing statements shall have been filed and all other filings and recordings shall have been made; all filing and recording fees and taxes shall have been paid or duly provided for. The Administrative Agent shall be satisfied that all Liens granted to the Collateral Agent with respect to all Collateral are valid and effective and will be perfected and of first priority, subject to Permitted Liens and the failure to perfect funds on deposit in deposit accounts of the Loan Parties (other than the Concentration Accounts and the Disbursement Accounts) in an aggregate amount not to exceed $150,000 at any time. All certificates representing Capital Stock included in the Collateral shall have been delivered to the Collateral Agent (with duly executed stock powers, as appropriate) and all instruments included in the Collateral shall have been delivered to the Collateral Agent (duly endorsed to the Administrative Agent).

     (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall exist, and the Administrative Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the ability of the Borrower and its Subsidiaries to perform their respective obligations hereunder and under each Loan Document, (B) the making of the Loans or the issuance of any Letter of Credit Accommodation on the Effective Date or (C) the consummation of the transactions contemplated hereby or contemplated under the other Loan Documents or (ii) would be reasonably expected to result in a Material Adverse Effect.

     (d) No Change in Condition. No change deemed material by the Lenders, in their good faith opinion, in the condition (financial or otherwise), business, performance, assets, operations or prospects of the Borrower or any of its Subsidiaries that would (i) have a material adverse effect on the ability of the Borrower or such Subsidiary to perform their obligations under each of the Loan Documents to which it is a party or (ii) have a material adverse effect on the ability of the Lenders, the Collateral Agent or the Administrative Agent to enforce their respective rights and remedies under or in connection with the Loan Documents.

     (e) No Default. No Event of Default or Default shall have occurred and be continuing or would result from the making of the Loans requested to be made or the issuance of the Letter of Credit Accommodations requested to be issued on the Effective Date.

     (f) Representations and Warranties. All of the representations and warranties contained in Section 6.01 and in the other Loan Documents shall be true and complete in all material respects on and as of the Effective Date, both before and immediately after giving effect to the making of the Loans.

     (g)  Fees  and   Expenses   Paid.   There  shall  have  been  paid  to  the
Administrative Agent, for its account, the account of the Collateral Agent and the respective accounts of the Lenders, all fees (including all fees described in the Fee Letter) and expenses (including the reasonable legal fees of counsel to the Collateral Agent and of counsel to the Administrative Agent and local counsel to the Administrative Agent) due and payable on or before the Effective Date.

     (h) Consents, Etc. The Borrower and each of its Subsidiaries shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material Permits of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow the Borrower and each of its Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, under the other Loan Documents to which each of them is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant thereto or in connection therewith, (B) to consummate the transactions contemplated hereunder and under the other Loan Documents and (C) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

     (i) Effective Date. The Effective Date shall have occurred on or before March 24, 2003.

     (j) Required Availability. After giving effect to the Loans to be made on the Effective Date and the issuance of all Letters of Credit Accommodations to be issued on the Effective Date, the Borrower shall have Required Availability on the Effective Date of at least $5,000,000.

     (k) Skyline Sale and Leaseback Transaction. The Skyline Sale and Leaseback Transaction shall have been consummated simultaneously.

     SECTION 5.02. Conditions Precedent to All Loans and Letter of Credit Accommodations. The effectiveness of this Agreement, and the obligation of each Lender to make any Loan requested to be made by it on any Funding Date on or after the Effective Date and the agreement of the Collateral Agent to provide or arrange for any Letter of Credit Accommodation on any date on or after the Effective Date is subject to the satisfaction of each of the following conditions precedent as of each such date:

     (a) Representations and Warranties. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit Accommodation to be issued on such date, all of the representations and warranties contained in
Section 6.01 and in the other Loan Documents shall be true and complete in all material respects.

     (b) No Defaults. As of such date, no Event of Default or Default shall have occurred and be continuing or would result from the making of the requested Loan, the application of the proceeds therefrom, the issuance of the requested Letter of Credit Accommodation, or the application of the proceeds therefrom.

     (c) No Change in Condition. As of such date, no material adverse change shall have occurred and be continuing in the condition (financial or otherwise), business, properties, operations or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole since December 29, 2002.

     Each request by the Borrower for a Loan, each submission by the Borrower of Notice of Borrowing, each acceptance by the Borrower of the proceeds of each Loan made hereunder and each submission by the Borrower to the Administrative Agent of a Request for Issuance of Letter of Credit Accommodation and each issuance of a Letter of Credit Accommodation shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Loan or the date of issuance in respect of such Letter of Credit Accommodation that all conditions set forth in this Section 5.02 have been satisfied.

     SECTION 5.03. Conditions Subsequent to the Effective Date.

     (a)  Aggregate  Loans  Beyond  $35,000,000.  As  additional  conditions  to
Borrower's right to receive Loans aggregating at any time in excess of $35,000,000, the conditions set forth below in this Section 5.03(a) shall have been satisfied.

     (i) Borrower shall have executed, delivered to Lender, and caused to be recorded in the appropriate counties, and Chicago Title Insurance Company ("Title Company") shall have issued or committed to issue lender's policies of title insurance in form comparable to the coverage issued or committed to by Title Company in connection with the various mortgages and/or deeds of trust given to Lender as of the Effective Date, with respect to, first deeds of trust or deeds to secure debt covering the three (3) additional properties commonly known as DP 5052 - 7600 Old Trails Rd., Indianapolis, Indiana 46219; H 68 -
11715 Medlock Bride Road, Duluth, Georgia 30097; and Headquarters Building, located at Hancock at Washington, Madison, Georgia 30650 (collectively, the "Additional Fee Properties").

     (ii) Lender shall have received ALTA "As Built" land title surveys reasonably satisfactory to Lender for each of the Additional Fee Properties.

     (iii) Lender shall have received environmental database reports reasonably satisfactory to Lender, as well as any additional environmental reports as Lender may reasonably deem appropriate regarding the Additional Fee Properties.

     (iv) Borrower shall provide verification that all obligations regarding development improvements are paid and current.

     (v) Borrower shall provide Lender and Title Company with zoning compliance letter and shall use commercially reasonable efforts to cause Title Company to issue zoning endorsement.

     (vi) Lender shall have received legal opinions in form and substance acceptable to Lender from local counsel in each of the states where the Additional Fee Properties are located regarding the enforceability of the deeds of trust, mortgages or deeds to secure debt to be issued to Lender and such other issues as Lender may reasonably determine.

     (vii) Lender shall have received evidence reasonably satisfactory to Lender that each of the Additional Fee Properties is in compliance with applicable zoning laws.

     (viii) Lender shall have received copies of such licenses, permits and approvals pertaining to the Additional Fee Properties as Lender may reasonably require.

     (ix) Borrower shall have used commercially reasonable efforts to cause Lender to have received such other documents and information as Lender may reasonably request regarding the Additional Fee Properties.

     (b)  Aggregate  Loans  Beyond  $37,000,000.  As  additional  conditions  to
Borrower's right to receive Loans aggregating at any time in excess of $37,000,000, the conditions set forth below in this Section 5.03(b) shall have been satisfied.

     (i) All conditions set forth in Section 5.03(a) above shall have been satisfied .

     (ii) Borrower shall have performed the acts set forth in Section 8.19(a), clauses (iii), (iv), (v), (vi) and (vii) with respect to a least seventy (70) of Borrower's leased properties, inclusive of the thirty (30) properties as to which Borrower has covenanted to take such actions pursuant to Section 8.19(a).

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     SECTION 6.01. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans and provide the Letter of Credit Accommodation, the Borrower hereby represents and warrants as follows:

     (a) Organization, Good Standing, Etc. Borrower and each of its Subsidiaries
(i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

     (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party and the transactions contemplated thereunder, (i) have been or, with respect to Subsidiaries of Borrower formed or acquired hereafter, will be, duly authorized by all necessary action, (ii) do not and will not contravene its Governing Documents (iii) do not and will not violate any Requirements of Law or any material Contractual Obligation of such Loan Party binding on or otherwise affecting it or any of its properties, (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (v) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties. Each Loan Party has the requisite power and authority to execute, deliver and perform each of the Loan Documents to which it is a party.

     (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority that has not been obtained is required in connection with the due execution, delivery and performance by each Loan Party of each Loan Document to which it is a party.

     (d) Enforceability of Loan Documents. Each of the Loan Documents to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (e) Capitalization. On the Effective Date, the authorized Capital Stock of Borrower and the issued and outstanding Capital Stock of Borrower are as set forth on Schedule 6.01(E). All of the issued and outstanding shares of Capital Stock of Borrower have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Schedule 6.01(E) sets forth each plan pursuant to which shares of the Capital Stock of Borrower are issueable as of the Effective Date, copies of which plans have been delivered to the Administrative Agent under this Agreement, in the form and on the terms in effect on the Effective Date, and the number of shares of Capital Stock of Borrower issuable under each such plan. Except as set forth on Schedule 6.01(E), there are no other plans or arrangements in existence relating to the issuance of shares of Capital Stock of a Loan Party, and there are no outstanding debt or equity securities of Borrower and no outstanding obligations of Borrower convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from Borrower, or other obligations of Borrower to issue, directly or indirectly, any shares of Capital Stock of any such Person, except for the Convertible Debentures.

     (f) Subsidiaries. Schedule 6.01(F) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each Subsidiary of the Borrower in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Borrower or one or more of its Subsidiaries, free and clear of all Liens, except for Permitted Liens. Except as described on Schedule 6.01(F), there are no outstanding debt or equity securities of any of Borrower's Subsidiaries and no outstanding obligations of any of the Borrower's Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from any of the Borrower's Subsidiaries, or other obligations of any such Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrower.

     (g) Litigation. Except as set forth in Schedule 6.01(G), there is no pending or, to the knowledge of the Borrower, threatened action, suit or proceeding affecting the Borrower or any of its Subsidiaries or any of their respective properties or assets before any court or other Governmental Authority or any arbitrator that (A) would reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

     (h) Financial Condition.

     (i) The Financial Statements, copies of which have been delivered to the Agents, fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (subject to normal year-end adjustments in the case of any quarterly statement).

     (ii) The Borrower has heretofore furnished to the Administrative Agent under this Agreement (i) projected monthly balance sheets, income statements and statements of cash flows of Borrower and its Subsidiaries for the period from January 1, 2003 through December 31, 2003, and (ii) projected annual balance sheets, income statements and statements of cash flows of Borrower and its Subsidiaries for the Fiscal Years ending in 2004 through 2005, in each case as updated from time to time pursuant to Section 7.01(e). Such projections, as so updated, have been prepared on a reasonable basis and in good faith by the Borrower, and have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

     (iii) Since December 29, 2002, there has occurred and is continuing no event or development which has had or would reasonably be expected to have a Material Adverse Effect.

     (i)  Compliance  with  Law,  Etc.  Neither  the  Borrower  nor  any  of its
Subsidiaries  is  in  violation  of  its  Governing   Documents,   any  material
Requirements of Law, any judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any Contractual Obligation (including any Material Contract) binding on it or any of its properties (except for the defaults (other than a payment default) under the Sun Trust Master Lease Documents).

     (j) ERISA. None of the Borrower, any of its Subsidiaries, or any of their ERISA Affiliates is now maintaining or contributing to, or has ever maintained or contributed to, or has ever been obligated to contribute to, any Benefit Plan or Multiemployer Plan.

     (k) Taxes, Etc. All Federal, state and material local tax returns and other material reports required by applicable law to be filed by the Borrower and each of its Subsidiaries have been filed, or extensions have been obtained, except
(x) to the extent subject to a Permitted Protest, and (y) the Permitted Deferred Taxes.

     (l) Margin Stock. Neither the Borrower nor any of its Subsidiaries is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (m) Nature of Business. Neither the Borrower nor any of its Subsidiaries is engaged in any business other than the ownership and operation of restaurant chains and reasonable extensions thereof.

     (n)  Adverse  Agreements,   Etc.  Neither  the  Borrower  nor  any  of  its
Subsidiaries is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which, with respect to all of the foregoing items in this clause (n), has had, or is reasonably expected to have, a Material Adverse Effect.

     (o) Permits, Etc. Each of the Borrower and its Subsidiaries has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate each business currently owned, leased, managed or operated by such Person, except where the failure to have or to so comply would not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

     (p) Properties.

     (i) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear excepted.

     (ii) Schedule 6.01(P) sets forth a complete and accurate list as of the Effective Date of the location, by state and street address, of all real property owned or leased by any of the Borrower and its Subsidiaries. As of the Effective Date, each of the Borrower and its Subsidiaries has valid leasehold interests in the Leases described on Schedule 6.01(P) to which it is a party as lessee. Schedule 6.01(P) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for the Borrower or any of its Subsidiaries to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.01(P). To the Borrower's knowledge, (a) no other party to any such Lease is in default of its obligations thereunder, (b) none of the Borrower and its Subsidiaries (or any other party to any such Lease) have at any time delivered or received any notice of default which remains uncured under any such Lease and, and (c) as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default by the Borrower or any of its Subsidiaries under any such Lease, that, with respect to (a), (b) or (c) above would be reasonably expected to result in an Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

     (q) Full Disclosure. The Borrower has disclosed to the Administrative Agent under this Agreement all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent under this Agreement in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which it was made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Effective Date, there is no contingent liability or fact that would reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a schedule hereto.

     (r) Operating Lease Obligations. On the Effective Date, neither the Borrower nor any of its Subsidiaries has any obligations as lessee for the payment of rent for any real or personal property other than the Operating Lease Obligations set forth on Schedule 6.01(R) and other than leases in the ordinary course of business where annual rental payments are less than $50,000.

     (s) Environmental Matters. Except as set forth on Schedule 6.01(S), (i) the operations of each of the Borrower and its Subsidiaries are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by the Borrower or its Subsidiaries or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by the Borrower or its Subsidiaries or any predecessor in interest which would reasonably be expected to have a Material Adverse Effect; (iii) to the best of the Borrower's and its Subsidiaries' knowledge, no Environmental Action has been asserted against the Borrower or its Subsidiaries or any predecessor in interest nor does the Borrower or any of its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against the Borrower or its Subsidiaries or any predecessor in interest which would reasonably be expected to have a Material Adverse Effect; and (iv) to the best of the Borrower's and its Subsidiaries' knowledge, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrower or its Subsidiaries or any predecessor in interest which would reasonably be expected to have a Material Adverse Effect.

     (t) Insurance. Each of the Borrower and its Subsidiaries keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(T) sets forth a list of all insurance maintained by the Borrower and its Subsidiaries on the Effective Date.

     (u) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan and each Letter of Credit Accommodation, each of the Borrower and its Subsidiaries is, and Borrower and its Subsidiaries on a consolidated basis are, Solvent.

     (v) Location of Bank Accounts. Schedule 6.01(V) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by the Borrower, or any of its Subsidiaries, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

     (w) Intellectual Property. Except as set forth on Schedule 6.01(W), each of the Borrower and its Subsidiaries owns or licenses or otherwise has the right to use all licenses, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, and other intellectual property rights that are necessary for the operations of its businesses as currently conducted, without, to the knowledge of the Borrower, infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(W) is a complete and accurate list as of the Effective Date of all such material licenses, patents, patent applications, registered trademarks, trademark applications, registered service marks, tradenames, registered copyrights, copyright applications and franchises of Borrower and its Subsidiaries. Except as set forth in Schedule 6.01(W), to the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed by the Borrower or its Subsidiaries in the conduct of their business, infringes upon or conflicts with any rights owned by any other Person, except for such infringements and conflicts which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or threatened against the Borrower or its Subsidiaries, except for such claims or litigation which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (x) Material Contracts. Set forth on Schedule 1.01(F) is a complete and accurate list as of the Effective Date of all Material Contracts to which the Borrower or any of its Subsidiaries is a party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) unless terminated in accordance with the terms of this Agreement, is in full force and effect and is binding upon and enforceable against each of the Borrower and its Subsidiaries that is a party thereto and, to the best of the Borrower's knowledge, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified (except to the extent permitted by this Agreement), and (iii) is not in default due to the action of the Borrower or its Subsidiaries or, to the best of the Borrower's knowledge, any other party thereto, except for the defaults (other than a payment default) under the SunTrust Master Lease Documents and except to the extent disclosed in writing to the Lenders and the Agents prior to the Effective Date.

     (y) Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (z) Employee and Labor Matters. (i) There is (A) no unfair labor practice complaint pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries which arises out of or under any collective bargaining agreement,
(B) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries and (C) to the best of the Borrower's knowledge, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them, that, in the case of (A), (B) and (C) would reasonably be expected to have a Material Adverse Effect.

     (aa) Customers and Suppliers. There exists no actual or, to the best of the Borrower's knowledge, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (A) the Borrower or any of its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with the Borrower or any such Subsidiary are individually or in the aggregate material to the business or operations of the Borrower and its Subsidiaries, taken as a whole, or (B) the Borrower or any of its Subsidiaries, on the one hand, and any material supplier of the Borrower and its Subsidiaries, taken as a whole, on the other hand; and there exists no present state of facts or circumstances that would reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change.

     (bb) No Bankruptcy Filing. Neither the Borrower nor any of its Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of the Borrower's or such Subsidiary's assets or property, except the liquidation of any Dormant Subsidiary, and neither the Borrower nor any of its Subsidiaries has any knowledge of any Person contemplating the filing of any such petition against it.

     (cc) Liquor License  Subsidiaries.  None of the Liquor License Subsidiaries
(i) have any assets other than those assets necessary to sell liquor, including liquor licenses, alcohol, and such bank accounts as are necessary to maintain cash sufficient to purchase alcohol (which assets have an aggregate fair market value which does not exceed $250,000 at any one time), (ii) have any liabilities of any nature whatsoever (except short term liabilities in connection with purchases of alcohol and in respect of the maintenance of and compliance with liquor licenses (in an aggregate outstanding amount which does not exceed $250,000 at any one time)), or (iii) engage in any activity or business of any kind other than with respect to liquor licenses and the purchase of alcohol and its sale within Restaurants.

     (dd) Non-Wholly Owned Subsidiaries. The Non-Wholly Owned Subsidiaries do not have contractual liabilities of any kind or nature which have not been paid when due, in an aggregate outstanding amount at any one time in excess of $600,000, other than Indebtedness in respect of Permitted Intercompany Advances.

     (ee) Dormant Subsidiaries. None of the Dormant Subsidiaries (i) have any assets, (ii) have any liabilities of any nature whatsoever other than tax liabilities due and payable after the end of the 2003 Fiscal Year or liabilities resulting from the resolution of outstanding lawsuits, or (iii) engage in any activity or business of any kind.

     (ff) Location of Collateral; Chief Place of Business; Chief Executive Office FEIN; Name. There is no location at which the Borrower or any of its Subsidiaries has any Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 6.01(FF) and (ii) any other locations approved in writing by the Administrative Agent and the Collateral Agent.
Schedule 6.01(FF) contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Inventory of the Borrower and its Subsidiaries is stored. None of the receipts received by the Borrower or any of its Subsidiaries from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Schedule 6.01(FF) sets forth a complete and accurate list as of the date hereof of (A) each place of business of the Borrower and its Subsidiaries, (B) the chief executive office of each of the Borrower and its Subsidiaries, (C) the exact legal name of each Loan Party, (D) the jurisdiction of organization of each Loan Party, (E) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number) and
(F) the federal employer identification number of each Loan Party.

     (gg) Security Interests. Each Security Agreement creates in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 5.01(b) and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests, subject to Permitted Liens and the failure to perfect funds on deposit in deposit accounts of the Loan Parties (other than the Concentration Accounts and the Disbursement Accounts) in an aggregate amount not to exceed $150,000 at any time, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law and (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights.

     (hh) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, and is correct and accurate, except (i) if this Agreement refers to the correctness and accuracy of Schedules as of an earlier date and (ii) for differences resulting from circumstances, conditions, actions or inactions otherwise permitted by the terms of any Loan Document.

                                  ARTICLE VII
                               REPORTING COVENANTS

     Each Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations:

     SECTION 7.01. Financial Statements. The Borrower and each of its Subsidiaries shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Borrower shall deliver or cause to be delivered to the Lenders:

     (a) Monthly Reports. Within twenty-five (25) days after the end of each fiscal month in each Fiscal Year, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal month (and showing the same period from the previous fiscal year) and the related unaudited consolidated statements of income of the Borrower and its Subsidiaries for such fiscal month and the related unaudited consolidating statements of income for such fiscal month and for the period commencing on the first day of such Fiscal Year and ending the last day of such fiscal month (and showing the same periods from the previous fiscal year), certified by the Authorized Officer of the Borrower as fairly presenting, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations for the fiscal months indicated, such consolidated balance sheets and consolidated statements of income in accordance with GAAP, subject to normal year end adjustments.

     (b) Quarterly Reports. Within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period, the related unaudited consolidated statements of income and cash flow of the Borrower and its Subsidiaries and the related unaudited consolidating statements of income for such fiscal quarter, certified by the Authorized Officer of the Borrower as fairly presenting, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and the results of its operations and cash flow for the fiscal quarters indicated, such consolidated balance sheets and consolidated statements of income and cash flow in accordance with GAAP, subject to normal year end adjustments.

     (c) Annual Reports. Within ninety (90) days after the end of each Fiscal Year, (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year, the related audited consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries and the related unaudited consolidating statements of income of the Borrower for such Fiscal Year, and (ii) a report thereon of KPMG or other independent certified public accountants reasonably acceptable to the Administrative Agent, which report shall be unqualified in all material respects (except that such opinion for Fiscal Years 2002 and 2003 may contain a "going concern" or like qualification or exception) and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated and, with respect to such consolidated balance sheets and consolidated statements of income, stockholders' equity and cash flow in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards.

     (d) Officer's Certificate. Together with each delivery of any financial statement pursuant to paragraphs (a), (b) and (c) of this Section 7.01, (i) an Officer's Certificate substantially in the form of Exhibit G attached hereto and made a part hereof, stating that the Authorized Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and consolidated and consolidating (where applicable) financial condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto and (ii) a certificate substantially in the form of Exhibit H attached hereto (the "Compliance Certificate"), signed by the Borrower's chief financial officer or controller, setting forth calculations (with such specificity as the Lenders may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of
Article IX and Article X.

     (e) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event not later than the beginning of each Fiscal Year of the Borrower (i) a monthly budget for such Fiscal Year, (ii) an annual business plan for such Fiscal Year, substantially in the form of the business plan heretofore delivered to the Administrative Agent and the Lenders, accompanied by a report reconciling all changes and departures from the business plan delivered to the Administrative Agent and the Lenders for the preceding Fiscal Year and (iii) a consolidated and consolidating plan and financial forecast, prepared in accordance with the Borrower's normal accounting procedures applied on a consistent basis, for each succeeding Fiscal Year prior to the Maturity Date, including (A) a forecasted consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for and as of the end of such Fiscal Year, and the forecasted consolidating statements of income of the Borrower for such Fiscal Year, (B) forecasted consolidated balance sheets, and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for and as of the end of each fiscal month of such Fiscal Year, and the forecasted consolidating statements of income of the Borrower for and as of the end of each fiscal month of such Fiscal Year, (C) the amount of forecasted Capital Expenditures for such Fiscal Year and (D) forecasted compliance with the provisions of Article X.

     SECTION 7.02. Borrowing Base Certificate. The Borrower shall provide the Administrative Agent and each Lender with a Borrowing Base Certificate, certified as being true and correct by the Authorized Officer of the Borrower, on the twenty-fifth day following the last day of each fiscal month, or more frequently if requested by the Administrative Agent. Each subsequent Borrowing Base Certificate shall be based upon information as of the last day of the immediately preceding fiscal month. Each such Borrowing Base Certificate shall set forth Borrowing Base calculations since the date of the last prior Borrowing Base Certificate.

     SECTION 7.03. Other Financial Information. (a) Such other information, reports, contracts, schedules, lists, documents, agreements and instruments with respect to (i) the Collateral and (ii) the Borrower's business, condition (financial or otherwise), operations, performance, properties or prospects as the Administrative Agent, the Collateral Agent or any Lender may, from time to time, reasonably request. The Borrower hereby authorizes the Administrative Agent, the Collateral Agent, each Lender and their respective representatives to communicate directly with the accountants so long as an Authorized Officer of the Borrower participates in such communication and authorizes the accountants to disclose to the Administrative Agent, the Collateral Agent, each Lender and their respective representatives any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to the Collateral or the Borrower's condition (financial or otherwise), operations, properties, performance and prospects. The Administrative Agent, the Collateral Agent, the Lenders and such representatives shall treat any non-public information so obtained as confidential.

     (b) Copies of all documents and financial statements, reports and notices, if any, sent or made available generally by the Borrower to the holders of its publicly-held Securities or to a trustee under any indenture or filed with the Commission, and of all press releases made available generally by the Borrower to the public concerning material developments in the Borrower's business.

     (c) Copies of any management reports delivered to any Borrower or to any officer or employee thereof by the accountants in connection with the financial statements delivered pursuant to Section 7.01.

     (d) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

     (e) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party;

     SECTION 7.04. Events of Default. Promptly upon the Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any Lender or the Administrative Agent has given any notice with respect to a claimed Event of Default or Default under this Agreement, (ii) that any Person has given any notice to the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(g) or (iii) of any condition or event which has or is reasonably likely to have a Material Adverse Effect or affect the value of, or the Collateral Agent's interest in, the Collateral in any material respect, the Borrower shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (A)the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith and (C) what action the Borrower has taken, is and proposes to take with respect thereto.

     SECTION 7.05. Lawsuits. (i) Promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, (A) any action, suit, proceeding or arbitration against or affecting any Borrower or any asset of such Borrower not previously disclosed pursuant to Schedule 6.01(g) which action, suit, proceeding or arbitration would be reasonably likely to result in a Material Adverse Effect, (B) any investigation or proceeding before or by any Governmental
Authority, the effect of which is reasonably likely to limit, prohibit or restrict materially the manner in which any Borrower currently conducts its business or to declare any substance contained in such products manufactured or distributed by it to be dangerous, such Borrower shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable the each Lender and the Administrative Agent and its counsel to evaluate such matters except, in each case, where the same is fully covered by insurance (other than applicable deductible) or (C) any Forfeiture Proceeding; (ii) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrowers, the Borrowers shall provide the Administrative Agent and the Lenders with a litigation status report covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration reported pursuant to clause (i)(A) and (B) above and shall provide such other information at such time as may be requested by the Administrative Agent or the Collateral Agent and reasonably available to Borrower to enable the Administrative Agent and the Collateral Agent and their counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and
(ii) of this Section 7.05, the Borrowers upon request of the Administrative Agent or the Required Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (ii) above and provide such other information as may be requested by the Administrative Agent or the Collateral Agent and reasonably available to Borrower to enable the Administrative Agent and the Collateral Agent and reasonably available to Borrower to enable the Administrative Agent and the Collateral Agent and their counsel to evaluate such matters.

     SECTION 7.06. Insurance. As soon as practicable and in any event by the last day of January in each Fiscal Year, the Borrower shall deliver to the Administrative Agent and the Lenders (i) an updated Schedule 6.01(T), in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, outlining all insurance policies and programs currently in effect with respect to the respective property and assets and business of the Borrower and its Subsidiaries, insurance coverage maintained as of the date of such report by the Borrower and the loss payment provisions of such coverage and (ii) evidence that all premiums with respect to such coverage have been paid when due.

     SECTION 7.07. [INTENTIONALLY LEFT BLANK].

     SECTION 7.08. Environmental Notices. The Borrower shall notify the Administrative Agent and each Lender, in writing, promptly, and in any event within twenty (20) days after the Borrower's learning thereof, of any: (i) written notice or claim to the effect that the Borrower is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment; (ii) written notice that the Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (iii) written notice that any Property of the Borrower is subject to an Environmental Lien; (iv) written notice of violation to the Borrower or awareness by the Borrower of a condition which might reasonably result in a notice of violation of any environmental, health or safety Requirement of Law, which could have a Material Adverse Effect on the Borrower; (v) commencement or written threat of any judicial or administrative proceeding alleging a violation of any environmental, health or safety Requirement of Law; (vi) written notice from a Governmental Authority of any changes to any existing environmental, health or safety Requirement of Law that could have a Material Adverse Effect on the operations of the Borrower; or (vii) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by the Borrower that could subject the Borrower to environmental, health or safety Liabilities and Costs that could have a Material Adverse Effect. For purposes of clauses (i), (ii) and (iii), written notice shall include other non-written communications given to an agent or employee of a Borrower with direct or indirect supervisory responsibility with respect to the activity, if any, which is the subject of such communication, if such activity could have a Material Adverse Effect. With respect to clauses (i) through (vii) above, such notice shall be required only if (A) the liability or potential liability, or with respect to clause (vi), the cost or potential cost of compliance, which is the subject matter of the notice is reasonably likely to exceed One Million Dollars ($1,000,000), or if (B) such liability or potential liability or cost of compliance when added to other liabilities of the Borrower of the kind referred to in clauses (i) through (vii) above is reasonably likely to exceed One Million Dollars ($1,000,000).

     SECTION 7.09. Labor Matters. The Borrower shall notify the Administrative Agent and the Lenders in writing, promptly, but in any event with ten (10) days after learning thereof, of (i) any material labor dispute to which the Borrower may become a party, any strikes, lockouts or other disputes relating to the Borrower's plants and other facilities and (ii) any material liability incurred with respect to the closing of any plant or other facility of the Borrower which in connection with clause (i) or (ii) above, would be reasonably likely to result in a Material Adverse Effect.

     SECTION 7.10. Senior Notes/Senior Subordinated Notes Payment Notice. On or prior to the tenth Business Day preceding the due date of any amount payable by the Borrower under the Senior Notes or under the Senior Subordinated Notes, the Borrower shall notify each Agent in writing as to whether or not the Borrower intends to make any such payment and shall, on the date of such payment, deliver a certificate, in reasonable detail and certified by an Authorized Officer of the Borrower, that immediately prior and subsequent to such payment, no Event of Default has or will have occurred and be continuing after giving effect to such payment on such payment date.

     SECTION 7.11. Other Information. Promptly upon receiving a request therefor from the Administrative Agent or the Required Lenders, the Borrower shall prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Borrower or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Administrative Agent or the Required Lenders.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations:

     SECTION 8.01. Existence, etc. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses except where the loss or termination of such rights and franchises does not have or is not likely to have a Material Adverse Effect.

     SECTION 8.02. Powers; Conduct of Business. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have or would not reasonably be expected to have a Material Adverse Effect.

     SECTION 8.03. Compliance with Laws, etc. The Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law applicable to such Person or the business, property, assets or operations of such person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing except in the case where noncompliance with either clause (a) or (b) above does not have or is not reasonably likely to have a Material Adverse Effect.

     SECTION 8.04. Payment of Taxes and Claims. The Borrower shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have or is reasonably likely to have a Material Adverse Effect, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to such Borrower which have become due and payable and which by law have or may become a Lien upon any of such Borrower's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, and governmental charges referred to in clause (a) above or claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP and provided further that Permitted Deferred Taxes shall be payable as described in the definition of "Permitted Deferred Taxes".

     SECTION 8.05. Inspection of Property; Books and Records; Discussions. The Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the assets of such Person, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated by the Loan Documents (including in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection by or on behalf of the Administrative Agent shall be at the Borrower's expense. The Borrower shall keep and maintain in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the Borrowers upon the Administrative Agent's request, shall turn over any such records to the Administrative Agent or its representatives.

     SECTION 8.06. Tax Identification Numbers. Borrower shall, and shall cause each of its Subsidiaries to, provide the Administrative Agent in writing the tax identification numbers of such Person promptly upon the availability thereof.

     SECTION 8.07. [INTENTIONALLY OMITTED]

     SECTION 8.08. Condemnation. Immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of the Borrower, or any of its Subsidiaries, which would reasonably be expected to have a Material Adverse Effect, the Borrower shall notify the Administrative Agent of the pendency of such proceeding, and permit the Administrative Agent to participate in any such proceeding, and from time to time will deliver to the Administrative Agent all instruments reasonably requested by the Administrative Agent to permit such participation.

     SECTION 8.09. Maintenance of Properties Except with respect to Restaurant closures that do not constitute Dispositions, the Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, in all material respects with the provisions of all material leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

     SECTION 8.10. Maintenance of Insurance. The Borrower shall maintain, and cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), insurance with financially sound and reputable insurance companies or associations (including, without limitation, commercial general liability, property and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. All property policies covering the Collateral shall name Collateral Agent for the benefit of the Lenders as an additional insured or loss payee, in case of loss. All certificates of insurance are to be delivered to Collateral Agent and the policies shall contain a loss payable and additional insured endorsements in favor of Collateral Agent for the benefit of the Lenders (substantially in the form in existence on the Effective
Date), and shall provide for not less than 30 days' prior written notice to Collateral Agent and other named insureds of the exercise of any right of cancellation.

     SECTION 8.11. Obtaining of Permits, Etc. The Borrower shall obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business and where the failure to so obtain, maintain and preserve would reasonably be expected to have a Material Adverse Effect.

     SECTION 8.12. Environmental. The Borrower shall (i) keep all property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause it Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent documentation of such compliance which Collateral Agent reasonably requests;
(iii) immediately notify Collateral Agent of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by the Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said Release; and (iv) promptly provide the Collateral Agent with written notice within eight (8) Business Days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of the Borrower or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Borrower or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which would reasonably be expected to have a Material Adverse Effect.

     SECTION 8.13. Further Assurances. The Borrower shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Lenders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (except for Permitted Liens and the failure to perfect funds on deposit in deposit accounts of the Loan Parties (other than the Concentration Accounts and the Disbursement Account) in an aggregate amount not to exceed $150,000 at any one time) any of the Collateral or any other property of the Borrower and its Subsidiaries acquired after the Effective Date (other than property owned by a Non-Wholly Owned Subsidiary),
(iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby (except for Permitted Liens and the failure to perfect funds on deposit in deposit accounts of the Loan Parties (other than the Concentration Accounts and the Disbursement Account) in an aggregate amount not to exceed $150,000 at any one time), and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Collateral Agent for the ratable benefit of the Lenders the rights now or hereafter intended to be granted to the Collateral Agent for the ratable benefit of the Lenders under this Agreement or any other Loan Document.

     SECTION 8.14. Change in Collateral;  Collateral Records. The Borrower shall
(i) give the Administrative  Agent and the Collateral Agent not less than thirty
(30) days' prior written notice of any change in the location of any Collateral, other than locations set forth on Schedule 8.14 and other than any change in location resulting from a Disposition which is permitted under this Agreement, provided such change exists for no more than ten (10) days, (ii) advise the Collateral Agent promptly, in sufficient detail, of any change which would reasonably be expected to have a Material Adverse Effect relating to the value of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral
Agent's convenience in maintaining a record of Collateral, such written statements and schedules, maintained by the Borrower and its Subsidiaries in the ordinary course of business, as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

     SECTION 8.15. Landlord Waivers. The Borrower shall obtain at the time a Loan Party enters into a lease for real property not occupied on the Effective Date a landlord's waiver from the landlord of such real property (which waiver may be contained in such lease), in form and substance satisfactory to the Collateral Agent.

     SECTION 8.16. After Acquired Real Property. Upon the acquisition by the Borrower or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $500,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $125,000 in the case of leasehold interest, the Borrower shall promptly so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or Borrower's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify the Borrower, in writing within 60 days after receiving notice from the Borrower pursuant to the preceding sentence, whether the Collateral Agent for the benefit of the Lenders intends to require a New Mortgage and the other documents referred to below or in the case of leasehold, a leasehold New Mortgage or landlord's waiver pursuant to Section 8.15. Upon receipt of such notice requesting a New Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to the Collateral Agent the following, each in form and substance reasonably satisfactory to the Collateral
Agent: (i) a New Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the New Mortgage referred to in clause (i) above in such office or offices as may be necessary to create and perfect a valid and enforceable first priority lien (subject only to Permitted Liens) on the property purported to be covered thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder, (iii) a Title Insurance Policy, (iv) a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional survey or reasonably satisfactory to the Collateral Agent, (v) phase I environmental assessment reports with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement from the landlord (and the Borrower shall use its commercially reasonable efforts to obtain such an agreement from any fee mortgagee) with respect to such real property and the Collateral Agent for the benefit of the Lenders and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require. The Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with their obligations under this Section.

     SECTION 8.17. Fiscal Year. The Borrower shall cause its Fiscal Year to end on the Sunday closest to December 31 of each calendar year unless the Required Lenders consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

     SECTION 8.18. Additional Guaranties. The Borrower shall cause each of its Subsidiaries, other than Non-Wholly Owned Subsidiaries, not in existence on the Effective Date to execute and deliver to the Collateral Agent for the benefit of the Lenders within three (3) Business Days of the formation, acquisition or change thereof (i) a Security Agreement, (ii) a Guaranty guaranteeing the Obligations, and (iii) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Collateral Agent in order to create, perfect, establish the first priority nature of or otherwise protect any Lien created by any such Security Agreement.

     SECTION 8.19. Post Closing Matters. Borrower shall, and shall cause each of its Subsidiaries to complete the following on or before the date specified with respect thereto.

     (a) Within thirty (30) days following the Effective Date:

     (i) Title Company shall have committed to delete exceptions to coverage, and/or Borrower shall have furnished documents to Lender, as with respect to the thirteen (13) properties encumbered as of the Effective Date, in each case as Lender may reasonably request, including but not limited to those set forth below:

     (1) With regard to all subject properties for which Title Company has included as an exception "matters that may be disclosed" in a title search of any other properties affected by access easements for the subject properties, Title Company will diligently complete all such title searches and disclose any matters affecting the subject properties to Lender prior to amending the title policies.

     (2) With regard to all subject properties for which the surveyor has not yet provided a separate certification to Lender, surveyor shall promptly provide such separate certification of the survey in a form acceptable to Lender.

     (3) With respect to each of the following properties, Borrower shall take the following actions:

     (A)  DP#  10  -  4625  50th  St.,  Lubbock,   TX.  Borrower  shall  provide
verification of zoning compliance.

     (B) DP# 48 -- 39895 Ford Rd., Canton, MI. Borrower shall provide verification of zoning compliance.

     (C) DP# 93 -- 3055 Tittabawassee, Saginaw, MI.

     (i) Borrower shall use commercially reasonable efforts to provide Lender and Title Company with valid parking easement to replace lapsed easement.

     (ii) Borrower shall provide Lender and Title Company evidence reasonably satisfactory to Lender or Title Company of existing access easement, and use commercially reasonable efforts to cause Title Company to issue access endorsement.

     (D) DP# 154 -- 2763 E. Lincoln Highway, Langhorne, PA. Borrower shall use commercially reasonable efforts to provide Lender and Title Company evidence to Lender or Title Company of a valid easement across adjoining land (shared driveway).

     (E) DP# 155 -- 14758 US Hwy 31 N., Carmel, IN. Borrower shall provide verification of zoning compliance.

     (F) DP# 157 -- 10310 Cascade Crossing, Brooklyn, OH. Borrower shall provide verification of zoning compliance.

     (G) H# 43 -- 521 University Center Blvd., Charlotte, NC.

     (i) Borrower shall provide verification that all obligations regarding development improvements are paid and current, including by providing to Title Company the affidavit requested concerning satisfaction of Paragraph 8 of the Development Agreement recorded in Book 5855, Page 844.

     (ii) Borrower shall have executed, delivered to Lender, and caused to be recorded in the appropriate counties, first deeds of trust, mortgages or deeds to secure debt covering the seven (7) additional properties held for sale by Borrower and commonly known as H 60 -3910 Ambassador Caffrey Pkwy, Lafayette, Louisiana 70508; DP 5088 - 3730 Clemson Blvd., Anderson, South Carolina 29621; DP 5132 - 7618 Rivers, Ave., North Charleston, South Carolina 29406; DP 5139 - 1192 Dogwood, Dr., Conyers, Georgia 30012; DP 5092 - 4501 Woodhaven Rd., Philadelphia, Pennsylvania 19154; DP 5140 - 8088 Kingston Pike, Knoxville, Tennessee 37919-5531; and Harrigans - 3801 50th Street, Lubbock, Texas 79413 (collectively, the "Sale Properties"); Title Company shall have delivered title commitments or title reports with respect to the Sale Properties.

     (iii) Borrower shall use commercially reasonable efforts to deliver to Lender such other documents and information as Lender may reasonably request regarding the Sale Properties.

     (iv) Borrower shall cause Title Company to deliver lien search reports, or, if clean chain of title cannot be confirmed thereby to Lender's reasonable satisfaction, full title reports or commitments with respect to, and Borrower shall have executed, delivered to Lender, and caused to be recorded in the appropriate counties, assignments and amendments and restatements of existing leasehold mortgages, or at Lender's election, new mortgages, and evidence reasonably satisfactory to Lender as to the matters set forth below with respect to at least thirty (30) of Borrower's leased properties.

     (1) For all properties with permitted mortgages/deeds of trust, notify landlord and where applicable use commercial best efforts to notify fee mortgagee of existence of and contact information for Lender as leasehold mortgagee.

     (2) For all properties verify by representation that Lender has been furnished all previously executed estoppel statements and SNDAs; for all properties, verify that mortgages are not inconsistent with any such estoppels or SNDAs.

     (3) For all properties where an estoppel has been given or a lease amendment has been executed, use commercial best efforts to verify fee mortgagee assent or lack of need therefore.

     (4) For the specific properties numbered below (all DP numbers), accomplish the tasks set forth in the table below, or provide evidence reasonably satisfactory to Lender as to Borrower's ability to grant first leasehold mortgages with respect to alternate leased properties reasonably satisfactory to Lender.

     5013 Obtain evidence of lender's (Amresco's) consent to Amendment to Lease dated May 8, 2002

     5014 Verify use of proceeds of original mortgage loan for Permitted Indebtedness

     5020

     5021

     5022 Prove timely exercise of lease extension by submitting landlord acknowledgement or executed receipt for letter of exercise sent certified mail, return receipt requested.

     5023

     5026

     5027

     5028 verify timely exercise and landlord acceptance of exercise of extension option to extend lease beyond September of 2003.

     5036

     5041

     5044

     5045

     5046

     5050 Verify that prior notice of original mortgage was given to landlord.

     5051

     5055 Verify that prior notice of original mortgage was given to landlord.

     5057 Verify that prior notice of original mortgage was given to landlord.

     5058 Verify chain of title by providing recorded mortgages, etc.

     5059 Verify that prior notice of original mortgage was given to landlord.

     5060 Verify that prior notice of original mortgage was given to landlord. Verify status of fee mortgage and consent to First Bank National Association to mortgage as required by estoppel statement to FBNA.

     5067 Verify that prior notice of original mortgage was given to landlord.

     5069 Verify that prior notice of original mortgage was given to landlord.

     5072

     5074 Verify that prior notice of original mortgage was given to landlord.

     5075 Verify that prior notice of original mortgage was given to landlord.

     5076 Verify that prior notice of original mortgage was given to landlord.

     5079 Verify that prior notice of original mortgage was given to landlord.

     5082 Verify that prior notice of original mortgage was given to landlord.

     5087 Verify that prior notice of original mortgage was given to landlord.

     (v) Borrower shall cause Lender to have received environmental database reports reasonably satisfactory to Lender concerning the thirty (30) leased properties listed above, or alternate leased properties reasonably satisfactory to Lender and with respect to which Lender is accepting a new or assignment, amendment and restatement of an existing leasehold mortgage.

     (vi) Borrower shall deliver to Lender such licenses, permits and approvals as Lender may reasonably require with respect to such thirty (30) leased properties.

     (vii) Borrower shall use its commercially reasonable efforts to deliver to Lender such other documents and information as Lender may reasonably request regarding such thirty (30) leased properties.

     (b) The Borrower shall, and shall cause each of its Subsidiaries to complete the items set forth on Schedule 8.19 on or before the time specified for such item on such Schedule.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that it shall comply with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations:

     SECTION 9.01. Liens, Sales of Accounts Receivable. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign or otherwise transfer any Account Receivable or other right to receive income, other than Permitted Liens.

     SECTION 9.02. Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness, other than Permitted Indebtedness.

     SECTION 9.03. Fundamental Changes, Asset Sales, and Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, wind-up, liquidate or dissolve itself (or permit or suffer any thereof) or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or (agree to do any of the foregoing) or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing); provided, however, that:

     (a) any Dormant Subsidiary or any Non-Wholly Owned Subsidiary may be wound-up, liquidated or dissolved, so long as the proceeds of any such liquidation or dissolution and any remaining assets of such Dormant Subsidiary or Non-Wholly Owned Subsidiary are promptly transferred to the Borrower or any of its Wholly Owned Subsidiaries in connection therewith;

     (b) any Wholly Owned Subsidiary of the Borrower may be merged into Borrower or another such Wholly Owned Subsidiary of the Borrower, other than a Liquor License Subsidiary or a Dormant Subsidiary, consolidate with another such Wholly Owned Subsidiary of the Borrower, other than a Liquor License Subsidiary or a Dormant Subsidiary, or sell assets to the Borrower or another Wholly Owned Subsidiary of the Borrower, other than a Liquor License Subsidiary or a Dormant Subsidiary, so long as (A) the Borrower gives the Administrative Agent (i) at least 15 days' prior written notice of any such merger or consolidation, or (ii) at least 10 days' prior written notice of any such sale of assets, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (C) the Collateral Agent's and the Lenders' rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or sale of assets, and (D) in the case of a merger or consolidation of Wholly Owned Subsidiaries, the surviving Wholly Owned Subsidiary, if any, is a party to a Guaranty and a Security Agreement and the Capital Stock of such Wholly Owned Subsidiary is the subject of a Pledge Agreement, in each case which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

     (c) the  Borrower  and its  Subsidiaries  (other  than the  Liquor  License
Subsidiaries and the Dormant Subsidiaries) may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, (C) close up to twenty (20) Restaurants owned or operated by the Borrower or any of its Subsidiaries during the term of this Agreement, to the extent that such closings do not involve a Disposition of the Restaurant or the assets owned and/or operated by the Borrower or the applicable Subsidiary in connection with such Restaurant, (D) sell or otherwise dispose of other property or assets for at least 80% cash (including any sales or other dispositions of property or assets in connection with the closure of a Restaurant location) in an aggregate amount not less than the fair market value of such property or assets and the Net Cash Proceeds are paid to the Administrative Agent in accordance with Section 3.01(b), provided that in no event shall more than twenty (20) Restaurants be sold; (E) sell or dispose of the Assets Held For Sale for at least 80% cash in an aggregate amount not less than the fair market value of such property or assets, so long as all of the Net Cash Proceeds thereof are used as permitted under Section 3.01(b)(ii) and (F) renegotiate or refinance any of the items listed on Schedule 9.05 (other than the New DuPree Note) provided that the aggregate proceeds thereof in excess of $1,000,000 shall be used to prepay the Obligations in accordance with Section 3.01(b)(ii).

     SECTION 9.04. Change in Nature of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature of its business as such business is carried on at the date hereof except as permitted under Section 9.03.

     SECTION 9.05. Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, hold, own or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any Investment, except for: (i) Investments existing on the date hereof, as set forth on Schedule 9.05, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, and (ii) Permitted Investments; provided, however, that Borrower and its Subsidiaries shall not have Permitted Investments in Securities Accounts or Deposit Accounts in excess of $200,000 in the aggregate for all such accounts outstanding at any one time unless a Control Account has been executed and delivered with respect to such Securities Accounts or Deposit Accounts.

     SECTION 9.06. Lease Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur or suffer to exist any obligations as lessee for the payment of rent for any real or personal property under leases or agreements to lease other than (i) Capitalized Lease Obligations in an amount not to exceed the amount permitted for Capitalized Lease Obligations under the definition of "Permitted Indebtedness", and (ii) Operating Lease Obligations which would not cause the aggregate amount of all Operating
Lease Obligations owing by the Borrower and its Subsidiaries to exceed $29,000,000 during any Fiscal Year.

     SECTION 9.07. Capital Expenditures. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or agree to make any Capital Expenditure that would cause the aggregate amount of all such Capital Expenditures made by Borrower and its Subsidiaries to exceed the amount set forth below opposite the applicable Fiscal Year:

          Fiscal Year                   Maximum Capital Expenditures

          2003                                   $5,600,000
          2004 and each                          $7,500,000
          Fiscal Year thereafter

     SECTION 9.08. Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payment, other than: (a) cash dividends or other cash distributions made to any limited partner of any of the Borrower's Subsidiaries (other than any limited partner which is a Subsidiary of Borrower) pursuant to the terms of (i) the applicable limited partnership agreement or (ii) the plans described on Schedule 1.01(I); (b) Investments described in paragraph (x) of the definition of "Permitted Investments"; (c) Permitted Intercompany Advances; (d) payments with respect to Indebtedness described in paragraph (i) of the definition of "Permitted Indebtedness"; (e) cash payments and equity distributions made pursuant to the terms of the plans described in Schedule 1.01(I); and (f) cash and stock dividends, return capital and other distributions of assets to the Borrower or any Guarantor.

     SECTION 9.09. Federal Reserve Regulations. The Borrower shall not, and shall not permit any Subsidiary to, use any Loan or the proceeds of any Loan under this Agreement for any purpose that would cause such Loans to be margin loans under the provisions of Regulation T, U or X of the Board.

     SECTION 9.10. Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary to, enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to Borrower or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) the New DuPree Note, (iii) in connection with the Permitted Affiliate Transaction,
Permitted Intercompany Advances and payments in respect of Indebtedness permitted pursuant to clause (i) of the definition of "Permitted Indebtedness", and (iv) royalty and management fees paid to a Loan Party, solely to the extent permitted above and to the extent consistent with past practices.

     SECTION 9.11. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Borrower shall not, and shall not permit its Subsidiaries to, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiaries of the Borrower (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by the Borrower or any of its Subsidiaries, (ii) to subordinate (other than in connection with the Senior Subordinated Note Documents or the Convertible Debentures) or to pay or prepay any Indebtedness owed to the Borrower or any of its Subsidiaries, (iii) to make loans or advances to the Borrower or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 9.11 shall prohibit or restrict: (A) this Agreement and the other Loan Documents; (B) any applicable law, rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (C) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or (D) in the case of clause (iv) any holder of a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

     SECTION 9.12. Limitation on Issuance of Capital Stock. The Borrower shall not, and shall not permit any of its Subsidiaries to, issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, options or other rights for the purchase or acquisition of any of its Capital Stock, other than (i) the granting to all holders of common stock of Borrower of rights to subscribe for or purchase any shares of Capital Stock of the Borrower of any class or of any other rights and the issuance of Capital Stock of the Borrower in connection with the exercise of such rights or the conversion of Capital Stock of the Borrower acquired pursuant to such rights; or (ii) or in connection with the plans set forth on Schedule 1.1(I).

     SECTION 9.13. Modifications of Indebtedness, Organizational Documents and Certain Other Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries to:

     (i) amend, modify or otherwise change any of the provisions of any Indebtedness for borrowed money of the Borrower or any of its Subsidiaries or of any instrument (including, without limitation, the Senior Note Documents, the Senior Subordinated Note Documents, the TECON Documents) relating to any such Indebtedness, except in connection with the New DuPree Note,

     (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of the Borrower or any of its Subsidiaries other than (A) the purchase of the Senior Notes and the Senior Subordinated Notes pursuant to the Buyback Proposal or the Incremental Proposal provided that at the time of and after giving effect to each such purchase, the Weighted Availability is at least $3,000,000, (B) the exercise by the Borrower of the SunTrust Option and the acquisition of the equipment in accordance with the SunTrust Option, (C) in connection with clauses
(h), (i), (l) and (n) of the definition of Permitted Indebtedness, and (D) in connection with the plans set forth on Schedule 1.1(I),

     (iii) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or make any payment of any kind with respect to or in connection with the TECONS or the Convertible Debentures, or

     (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement) except (Y) any such amendments, modifications or changes pursuant to this clause (iii) that either individually or in the aggregate would not be materially adverse to the interests of the Lenders, or (Z) any such amendments, modifications or changes in connection with the plans set forth on Schedule 1.1(I).

     SECTION 9.14. Investment Company Act of 1940. The Borrower shall not, and shall not permit its Subsidiaries to, engage in any business, enter into any transaction, use any securities or take any other action that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

     SECTION 9.15. Securities Accounts. The Borrower shall not, and shall not permit any of its Subsidiaries to, establish or maintain any Securities Account unless Collateral Agent shall have received a Control Agreement in respect of such Securities Account. The Borrower and/or such Subsidiary shall comply in all material respects with the provisions of each Control Agreement to which it is a party.

     SECTION 9.16. Environmental. The Borrower shall not, and shall not permit any of its Subsidiaries to, permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by Borrower or any of its Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

     SECTION 9.17. Certain Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries to, agree to any material amendment or other material change to or material waiver of any of its rights under the Material Contracts (other than the SunTrust Option) without the prior written consent of Collateral Agent, if and only if such material amendment, material change or material waiver is not adverse to the Lenders, the Obligations or the rights of the Lenders.

     SECTION 9.18. Liquor License Subsidiaries. The Borrower shall not, and shall not permit its Subsidiaries to, permit any Liquor License Subsidiary to
(i) have or acquire any assets other than liquor licenses or such assets as are necessary for the sale of alcohol in certain Restaurants (which assets have an aggregate fair market value which does not exceed $250,000 at any one time),
(ii) incur liabilities of any nature whatsoever (except in connection with the maintenance of and compliance with liquor licenses, and liabilities, as are necessary for the sale of alcohol in certain Restaurants (in an aggregate outstanding amount which does not exceed $250,000 at any one time)), or (iii) engage in any other activity or business of any kind other than with respect to the sale of alcohol in certain Restaurants.

     SECTION 9.19. Non-Wholly Owned Subsidiaries. The Borrower shall not, and shall not permit its Subsidiaries to, permit any Non-Wholly Owned Subsidiary to own any Capital Stock.

     SECTION 9.20. Dormant Subsidiaries. The Borrower shall not, and shall not permit its Subsidiaries to, permit any Dormant Subsidiary to (i) have or acquire any assets, (ii) incur any Indebtedness or any additional liabilities of any nature whatsoever, or (iii) engage in any other activity or business of any kind other than the payment of outstanding taxes, the resolution of outstanding lawsuits and the dissolution thereof.

     SECTION 9.21. Subsidiary Activities. Notwithstanding any other provision hereof, in the event that, and to the extent that, as of the date hereof, any of the terms or conditions set forth in Sections 9.02, 9.05, 9.08, 9.11 or 9.12, shall operate to restrict the ability of any Subsidiary to (i) pay dividends or make distributions to Borrower or any Guarantor, to the extent permitted under applicable law, on any capital stock of such Subsidiary owned by Borrower or any Guarantor, (ii) make any payment to Borrower or any Guarantor with respect to any Indebtedness or other obligation owed to Borrower or any Guarantor, (iii) make loans or advances to Borrower or any Guarantor, or (iv) transfer any of its property or assets to Borrower or any Guarantor (collectively, the "Subsidiary Activities"), and the imposition of such restriction on any such Subsidiary Activity pursuant hereto is expressly prohibited under or constitutes an event of default under, the terms of the Senior Note Documents, then, notwithstanding the foregoing, such Subsidiary Activity shall be permitted.

                                   ARTICLE X
                               FINANCIAL COVENANTS

     The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations:

     SECTION 10.01. Maximum Senior Debt to EBITDA Ratio. The Borrower shall not permit the Senior Debt to EBITDA Ratio for the trailing twelve-month period ending on the date set forth below to be greater than the ratio set forth opposite such date:

            Applicable Date                             Ratio
            ---------------                             -----
            March 30, 2003                              1.95:1.00
            May 25, 2003                                1.90:1.00
            September 28, 2003                          1.86:1.00
            November 23, 2003                           1.77:1.00
            March 28, 2004                              1.70:1.00

     SECTION 10.02. Maximum Total Debt to EBITDA Ratio. The Borrower shall not permit the Maximum Total Debt to EBITDA Ratio for the trailing twelve-month period ending on the date set forth below to be greater than the ratio set forth opposite such date:

            Applicable Date           Maximum Total Debt to EBITDA Ratio
            ---------------           ----------------------------------
            March 30, 2003                        7.50:1.00
            May 25, 2003                          7.00:1.00
            September 28, 2003                    6.75:1.00
            November 23, 2003                     6.25:1.00
            March 28, 2004                        5.75:1.00

     SECTION 10.03. Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio for the trailing twelve-month period ending on the date set forth below to be less than the ratio set forth opposite such date:

            Applicable Date              Fixed Charge Coverage Ratio
            ---------------              ---------------------------
            March 30, 2003                        1.40:1.00
            May 25, 2003                          1.40:1.00
            September 28, 2003                    1.40:1.00
            November 23, 2003                     1.40:1.00
            March 28, 2004                        1.40:1.00

     SECTION 10.04. EBITDA. The Borrower shall not permit its EBITDA for the trailing twelve-month period ending on the date set forth below to be less than the amount set forth opposite such date:

            Applicable Date                         EBITDA
            ---------------                         ------
            March 30, 2003                        $20,000,000
            May 25, 2003                          $20,500,000
            September 28, 2003                    $21,000,000
            November 23, 2003                     $22,000,000
            March 28, 2004                        $23,000,000

                                   ARTICLE XI
                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

     SECTION 11.01. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement.

     (a) Failure to Make Payments When Due. The Borrower shall fail to pay any Obligation (whether principal, reimbursement obligations, interest, fees, expenses, indemnities or other obligations) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise).

     (b) Breach of Representation or Warranty. Any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to the Administrative Agent or any Lender pursuant to any Loan Document shall have been incorrect or misleading in any material respect when made or deemed made.

     (c) Any Loan Party shall fail to perform or comply with any covenant or agreement contained in Sections 7.01(a) through (e), 7.02, 8.03, 8.06, 8.10, 8.11, or 8.14, and such failure continues for a period of 3 Business Days.

     (d) Any Loan Party shall fail to perform or comply with any covenant or agreement contained in Sections 7.03, 7.05, 7.06, 7.08, 7.09, 7.11, or 8.08, and
such failure continues for a period of 5 Business Days.

     (e) Breach of Certain Covenants. Any Loan Party shall fail to perform or comply with any covenant or agreement contained in Sections 7.04, 7.10 or 8.05,
Article IX or Article X under this Agreement or contained in any other Loan Document.

     (f) Other Defaults. Any Loan Party shall fail to perform or comply with any other covenant or agreement (other than those set forth in Sections 11.01(a) and (e)) and such failure continues for 10 Business Days;

     (g) Default as to Other Indebtedness. Any Loan Party shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness if the aggregate amount of such Indebtedness is in excess of $300,000 in the aggregate and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof (with or without the giving of notice or lapse of time or both) is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness or, as to such Indebtedness, permit the holder or holders of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any Indebtedness if the aggregate amount of such Indebtedness is $300,000 shall be declared be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by any Loan Party (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the holder or holders of any Lien, securing obligations of $300,000 or more, shall commence foreclosure of such Lien upon property of any Loan Party.

     (h) Voluntary Bankruptcy Proceeding. The Borrower or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall consent to the entry of an order for relief in an involuntary bankruptcy case or to the conversion of an involuntary case to a voluntary case under bankruptcy, insolvency or reorganization law, (iii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iv) shall make a general assignment for the benefit of creditors, or (v) shall take any action to authorize or effect any of the actions set forth above in this subsection (f).

     (i) Involuntary Bankruptcy Proceeding. (i) An involuntary case shall be commenced against the Borrower or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors of the Borrower or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.
(ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries or over all or a substantial part of their respective assets shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries or of all or a substantial part of their respective assets shall be appointed or a warrant of attachment, execution or similar process against any substantial part of their respective assets shall be issued and any such event shall not be stayed, dismissed, bonded or discharged; or the board of directors of the Borrower or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

     (j) Invalidity of Documents. Any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against a Loan Party intended to be a party thereto; or the validity or enforceability thereof shall be contested by any party thereto; or a proceeding shall be commenced by a Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof; or a Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document.

     (k) Loan Documents. At any time, for any reason, (i) any Loan Document shall for any reason (other than pursuant to the express terms hereof or thereof) fail or cease to create a valid and perfected Lien or the Liens intended to be created thereby are, or any Loan Party seeks to render such Liens, invalid or unperfected except for the failure to perfect funds on deposit in deposit accounts of the Loan Parties (other than the Concentration Accounts and the Disbursement Account) in an aggregate amount not to exceed $150,000 at any one time, or (ii) Liens in favor of the Collateral Agent contemplated by the Loan Documents shall be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the other Loan Documents (subject to Permitted Liens).

     (l) Judgments. One or more judgments or judicial or administrative orders for the payment of money exceeding $300,000 in the aggregate shall be rendered against a Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or judicial or administrative order, or (ii) there shall be a period of 20 consecutive Business Days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 11.01(l) if and to the extent that (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order.

     (m) Change of Control. A Change of Control shall have occurred.

     (n) Material Adverse Effect. A Material Adverse Effect shall have occurred and be continuing.

     (o) Lease Guaranties. The Borrower or any of its Subsidiaries shall have made any payment or payments of any kind or nature on account of one or more Lease Guaranties which, in the aggregate, exceed $250,000.

     (p) Payments in Respect of Convertible Debentures or TECONS. The Borrower or any of its Subsidiaries shall have made any payments in respect of the Convertible Debentures or the TECONS.

     then, and in any such event, the Administrative Agent may, and at the written direction of the Required Lenders shall, by notice to the Borrower, (i) terminate or reduce the Commitments, whereupon the Commitments shall immediately be terminated or reduced, (ii) declare all or a portion of Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of such Loans and Reimbursement Obligations all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and all other Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and
(iii) exercise any and all of its other rights and remedies hereunder, under the other Loan Documents, under applicable law and otherwise; provided, however, that upon the occurrence of any Event of Default described in subsection (h) or
(i) of this Section 11.01, the Commitments shall automatically terminate and the Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement shall become immediately due and payable automatically, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Administrative Agent may, at its option, require the Borrower to deposit with the Administrative Agent funds equal to 105% of the LC Exposure. Any such deposit shall be held by the Administrative Agent in the Letter of Credit Collateral Account (which shall be an interest bearing account) as security for and cash collateral to fund future payments on such LC Guaranties and future drawings against the Letter of Credit Accommodations.

                                  ARTICLE XII
                  MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS
                         RECEIVABLE AND OTHER COLLATERAL

     SECTION 12.01. Collection of Accounts Receivable; Management of Collateral.

     (a)  The  Borrower  has   established  and  at  all  times  shall  maintain
concentration accounts (the "Concentration Accounts") at the Concentration Account Bank and identified as the "Collateral Agent Accounts" in the
Concentration Account Agreement, and shall promptly deposit, and shall cause each of its Subsidiaries promptly to deposit, all Collections in excess of $200,000 in the aggregate received by the Borrower or any of its Subsidiaries from any source, and in any event no later than the first Business Day after the date of receipt thereof, and all other Collections received by the Borrower or any of its Subsidiaries from any source promptly, and in any event no later than the second Business Day after the date of the receipt thereof, into the
Concentration Accounts. The Borrower, the Administrative Agent and the Concentration Account Bank have entered into a concentration account agreement, in form and substance reasonably satisfactory to the Administrative Agent (the "Concentration Account Agreement"). Neither the Concentration Account Agreement nor the arrangements contemplated thereby shall be modified by the Borrower or any of its Subsidiaries without the prior written consent of the Administrative Agent. Upon the terms and subject to the conditions set forth in the Concentration Account Agreement, all amounts received in the Concentration
Accounts shall be deposited each Business Day into the Administrative Agent Account. Until the Administrative Agent has advised the Borrower to the contrary upon the occurrence and during the continuance of an Event of Default, the Borrower and its Subsidiaries may and will enforce, collect and receive all amounts owing on the Account Receivables for the benefit of, and on behalf of, the Collateral Agent and the Lenders. All Collections (including checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness) received directly by the Borrower or any of its Subsidiaries from any Account Debtor or any other source (exclusive of the Lenders), whether as proceeds from Accounts Receivable, or as proceeds of any other Collateral, or otherwise, shall be received and held by the applicable Loan Party in trust for the Lenders and deposited by such Loan Party in original form and no later than the next Business Day after receipt thereof into the Concentration Accounts. The Borrower shall not, nor shall it permit any of its Subsidiaries to, commingle such Collections with the proceeds of any Loan. All Collections of each Subsidiary of the Borrower deposited into the Concentration Accounts by such Subsidiary shall be deemed first to be a repayment of all outstanding Intercompany Advances made by any Loan Party to such Subsidiary, until paid in full, with all such remaining Collections being deemed to be a distribution by such Subsidiary to Borrower through each Person who (directly or indirectly through one or more intermediaries) owns the Capital Stock of such Subsidiary, other than any limited partner of a Non-Wholly Owned Subsidiary.

     (b) The Administrative Agent shall charge the Loan Account on the last day of each month for one (1) Business Day of "clearance" or "float" at the rate applicable to Loans set forth in Section 4.01(a) on all Collections that are received by the Administrative Agent (regardless of whether forwarded by a Concentration Account Bank to the Administrative Agent, whether provisionally applied to reduce the Obligations under the Loan Documents, or otherwise). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lenders' financing of the Borrower, and shall apply irrespective of the characterization of whether receipts are owned by the Borrower or the Lenders, and whether or not there are any outstanding Loans, the effect of such clearance or float charge being the equivalent of charging one
(1) Business Day of interest on such Collections. All funds received in the Concentration Account shall be transferred to the Disbursement Account until such time as the Collateral Agent sends a notice terminating such arrangement and three Business Days following the receipt by the Concentration Account Bank of such notice all funds received in the Concentration Account shall be sent by wire transfer or Automated Clearing House Inc. payment to the Administrative Agent to be credited to the Loan Account for application at the end of each Business Day to reduce the then principal balance of the Loans, conditional upon final payment to the Administrative Agent. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.

     (c) During the continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Collateral Agent's security interest, held for the benefit of it and the Lenders, to any and all Account Debtors, and during such time period, the Collateral Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Accounts Receivable and the books and records relating thereto. Except, in the absence of a continuing Event of Default, if the aggregate amount of Accounts Receivable other than credit card receivables is more than $200,000, the Borrower shall not, and shall not permit its Subsidiaries to, without prior written consent of the Administrative Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (d) The Borrower hereby appoints the Administrative Agent for the benefit of the Collateral Agent and the Lenders or their designee as Borrower's attorney-in-fact with power exercisable during the continuance of any Event of
Default: (i) to demand payment of the Accounts Receivable from Account Debtors, to enforce payment of the Accounts Receivable by legal proceedings or otherwise, and generally exercise all of the Borrower's rights and remedies with respect to the collection of the Accounts Receivable, (ii) to endorse the Borrower's name upon any checks or other evidences of payment relating to the Accounts Receivable, (iii) to sign the Borrower's name on any invoice or bill of lading relating to any of the Accounts Receivable, (iv) to sign the Borrower's name on any drafts against Account Debtors with respect to Accounts Receivable, (v) to prepare, file, and sign the Borrower's name to a proof of claim or similar document against any Account Debtor in connection with a bankruptcy proceeding commenced by or with respect to such Account Debtor, (vi) to use the Borrower's stationery and to sign the Borrower's name on any assignments of Accounts Receivable, verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivables, and (vii) to send verifications of Accounts Receivable. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission, or for any error of judgment or mistake of fact or law (other than acts, errors, or mistakes, constituting gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction); this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

     (e) Nothing contained herein shall be construed to constitute the Collateral Agent, the Administrative Agent or any Lender as agent of the Borrower or any of its Subsidiaries in connection with its actions under this
Article XII for any purpose whatsoever, and the Collateral Agent, the Administrative Agent and the Lenders shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Accounts Receivable wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Collateral Agent, the Administrative Agent or the Lenders constituting gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction). The Collateral Agent, the Administrative Agent and the Lenders shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Collateral Agent, the Administrative Agent or the Lenders constituting gross negligence or willful misconduct). The Collateral Agent, the Administrative Agent and the Lenders, by anything in this Article XII or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to the Collateral Agent and shall not be responsible in any way for the performance by the Borrower or any of its Subsidiaries of any of the terms and conditions thereof.

     (f) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, the Administrative Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Borrower's account and to charge the Borrower therefor. The Borrower shall notify the Administrative Agent if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice or actual knowledge of such tax, the Administrative Agent for the benefit of the Collateral Agent and the Lenders shall not, to the fullest extent permitted by law, be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

     SECTION 12.02. Accounts Receivable Documentation. The Borrower will, and will cause its Subsidiaries to, at such intervals as the Administrative Agent may require during the continuance of an Event of Default, execute and deliver confirmatory written assignments of the Accounts Receivable to the Lenders and furnish such further schedules and/or information as the Administrative Agent may reasonably require relating to the Accounts Receivable. The items to be provided under this Section 12.02 are to be in form similar to the Borrower's existing practices and are to be executed and delivered to Administrative Agent from time to time (upon request) solely for its convenience in maintaining records of the Collateral. The failure of the Borrower or its Subsidiaries to give any of such items to the Collateral Agent or Lenders shall not affect, terminate, modify or otherwise limit the Collateral Agent's or any Lender's Lien on the Collateral.

     SECTION 12.03. Status of Accounts Receivable and Other Collateral. With respect to Accounts Receivable of the Borrower or any other Loan Party, other than (solely to the extent that the Credit Card Agreements are in full force and effect and are being complied with by all parties thereto in all material respects other than the Administrative Agent) credit card receivables, and so long as the aggregate amount of such Accounts Receivable (other than credit card receivables) exceeds $200,000 in the aggregate, the Borrower covenants, represents and warrants as follows: (a) the Loan Parties shall be the sole owner, free and clear of all Liens except in favor of the Collateral Agent for the benefit of the Lenders or as otherwise permitted hereunder, and fully authorized to sell, transfer, pledge and/or grant a security interest in each such Account Receivable; (b) substantially all of such Accounts Receivable shall be good and valid Accounts Receivable representing undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold or services rendered by the Borrower or any other Loan Party; (c) substantially all of such Accounts Receivable shall not be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in the Borrower's business and as otherwise disclosed to the Administrative Agent; (d) none of the transactions underlying or giving rise to substantially all of such Accounts Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms;
(e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by the Borrower or any other Loan Party at or before the time such Accounts Receivable are created; (f) all agreements, instruments and other documents relating to such Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents of the Borrower and its Subsidiaries relating to such Accounts Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) the Borrower shall, and shall cause its Subsidiaries to, maintain books and records pertaining to such Accounts Receivable in such detail, form and scope as is in accordance with its past practices; (i) the Borrower shall immediately notify the Administrative Agent if the material portion of any Accounts Receivable arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by the Administrative Agent or the Collateral Agent in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent for the benefit of the Lenders and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) the Borrower will, immediately upon learning thereof, report to the Administrative Agent any material loss or destruction of, or substantial damage to, any material portion of such Accounts Receivable, and any other matters affecting the value, enforceability or collectibility of any material portion of such Accounts Receivable; (k) if any amount payable under or in connection with any material portion of such Accounts Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Lenders as additional Collateral.

     SECTION 12.04. Collateral Custodian. During the continuance of (i) a Payment Event of Default or (ii) an Event of Default created by a violation of
Section 9.07 or Article X, the Collateral Agent or the Administrative Agent may at any time and from time to time employ and maintain on the Borrower's and any of its Subsidiaries' premises one or more custodians selected by the Collateral Agent or the Administrative Agent who shall have reasonable access to the books and records of the Borrower and its Subsidiaries and shall have full authority to perform all acts reasonably required to (a) ensure that all Collections are sent to the Concentration Account Bank in conformance with the Concentration Account Agreement and the Credit Card Agreements, or (b) take such actions as are authorized pursuant to Section 14.04(c). The Borrower hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever Collateral Agent may reasonably request in connection with the foregoing. All reasonable costs and expenses incurred by the Collateral Agent, the Administrative Agent and the Lenders by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account. The Administrative Agent, the Collateral Agent, the Lenders and such custodians shall be responsible for any loss, liability, claim or expense to the extent resulting from the gross negligence or willful misconduct of any such custodian.

                                  ARTICLE XIII
                                   THE AGENTS

     SECTION 13.01. Appointment Powers and Immunities; Delegation of Duties, Liability of Agents.

     (a) The Lender hereby designates and appoints Administrative Agent as its administrative agent under this Agreement and the other Loan Documents and Collateral Agent as its collateral agent under this Agreement and the other Loan Documents. The Lender hereby irrevocably authorizes each such Agent to take such action on the Lender's behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each such Agent agrees to act as such on the express conditions contained in this
Article XIII. The provisions of this Article XIII are solely for the benefit of the Administrative Agent, Collateral Agent, and the Lenders. Borrower shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 13.13 hereof also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, each such Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall each such Agent have or be deemed to have any fiduciary relationship with any of the Lenders and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against each such Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only and that each such Agent is merely the representative of the Lenders, and has only the contractual duties set forth in this Agreement and the other Loan Documents. Except as expressly otherwise provided in this Agreement, each such Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. No Lender shall have any right of action whatsoever against each such Agent as a result of such Agent acting or refraining from acting hereunder pursuant to such discretion and any action taken or failure to act pursuant to such discretion shall be binding on the
Lenders. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Administrative Agent or Collateral Agent, each of the Lenders agree that, as long as this Agreement remains in effect: (i) (A) Administrative Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, the Letter of Credit Accommodations, the Collections, and related matters, and (B) Collateral Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (ii) Collateral Agent shall have the right to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (iii) Administrative Agent shall have the right to make the Loans and the Letter of Credit Accommodations, for itself or on behalf of the applicable Lenders as provided in the Loan Documents; (iv) Administrative Agent shall have the right to exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (v) Administrative Agent shall have the right to open and maintain such bank accounts and lock boxes as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collections and, on behalf of Collateral Agent, the Collateral; (vi) (A) Administrative Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to Borrower, the Obligations, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (B) Collateral Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to Borrower, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents; and (vii) Administrative Agent and Collateral Agent each shall have the right to incur and pay such fees, charges, and expenses under the Loan Documents as such Agent reasonably may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. Administrative Agent may deem and treat the payee of any Obligation as the holder thereof for all purposes of the Loan Documents unless and until a notice of the assignment or transfer of such Obligation shall have been filed with Administrative Agent. Each Lender further consents to (y) the execution, delivery, and performance by Administrative Agent or Collateral Agent of each Loan Document entered into by such Agent on behalf of the Lenders as contemplated by this Agreement, and (z) the terms of such Loan Documents.

     (b) Except as otherwise provided in this section, each of Administrative Agent and Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each of Administrative Agent and Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

     (c) None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent or Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of its Subsidiaries.

     (d) Borrower (i) acknowledges that, contemporaneously herewith, the Former Administrative Agent and the Former Collateral Agent have resigned in their respective capacities as administrative agent and syndication agent under the Second Amended and Restated Credit Agreement, and (ii) consents (A) to the appointment of Administrative Agent in its capacity as administrative agent for the Lenders hereunder, and (B) to the appointment of Collateral Agent in its capacity as collateral agent for the Lenders hereunder.

     SECTION 13.02. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it first shall receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If any Agent so requests, it first shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent in all cases shall be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

     SECTION 13.03. Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Administrative Agent for the account of the Lenders, except with respect to Events of Default of which Administrative Agent has actual knowledge, and unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "Notice of Default". Administrative Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and each Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Sections 13.02 and 13.07, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article XI;
provided, however, that unless and until such Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     SECTION 13.04. Rights as a Lender.

     (a) With respect to its Commitments and the Loans made by it, HILCO (and any successor acting as Administrative Agent, if any, as permitted by Section 13.08(a) hereof) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. HILCO (and any successor acting as Administrative Agent) and its affiliates may (without having to account for the same to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and HILCO (and its successors) and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

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

     (b) With respect to its Commitments and the Loans made by it, Drawbridge Special Opportunities Fund LP (and any successor acting as Collateral Agent, if any, as permitted by Section 13.08(b) hereof) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Collateral Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Collateral Agent in its individual capacity. Drawbridge Special Opportunities Fund LP (and any successor acting as Collateral Agent) and its affiliates may (without having to account for the same to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and Drawbridge Special Opportunities Fund LP and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     SECTION 13.05. Costs and Expenses; Indemnification. Each Agent may incur and pay fees, costs, and expenses under the Loan Documents to the extent such Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse the Lenders for such expenses pursuant to the Loan
Agreement or otherwise. Each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof (in accordance with its Commitment). Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (without limiting the obligation of Borrower to do so), according to their Pro Rata Shares (in accordance with their respective Total Commitments), from and against any and all Indemnified Matters (including without limitation Indemnified Matters arising under any Environmental Law as provided in Section 14.15); provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Matters resulting solely from such Person's gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent or Collateral Agent, as the case may be, upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein . The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

     SECTION 13.06. Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs or Property of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lenders) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lenders) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     SECTION 13.07. Failure to Act. Except for action expressly required of any Agent under the Loan Documents, such Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 13.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

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

     SECTION 13.08. Resignation of Agent.

     (a) Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notice to the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been appointed by the Required Lenders and have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring
Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     (b) Subject to the appointment and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by notice to the Lenders and Borrower. Upon any such resignation, Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been appointed by Required Lenders and have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of Lenders, appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

     SECTION 13.09. Collateral Sub-Agents. The Lenders by its execution and delivery of this Agreement (or any joinder hereto or any Assignment and Acceptance hereunder), agrees that, in the event it shall hold any monies or other investments on account of Borrower, such monies or other investments shall be held in the name and under the control of the Administrative Agent or such Lender, and the Administrative Agent or such Lender shall hold such monies or other investments as a collateral sub-agent for Collateral Agent under this Agreement and the other Loan Documents. Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

     SECTION 13.10. Communications by Borrower. Except as otherwise provided in this Agreement, Borrower's communications with respect to the Loan Documents shall be with Administrative Agent or Collateral Agent, as the case may be, and Borrower shall be under no obligation to communicate directly with the Lenders.

     SECTION 13.11. Collateral Matters.

     (a) The Lenders hereby irrevocably authorize Collateral Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies in writing to Collateral Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter; (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement, or (v) which, in the aggregate with all other dispositions of Equipment, has a fair market value or book value, whichever is less, of $1,000,000 or less. Except as provided above or expressly provided in any other Loan Document, Collateral Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of all of the Lenders. Upon request by Collateral Agent or
Borrower at any time, Administrative Agent and the Lenders will confirm in writing Collateral Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 13.11; provided, however, that (1) Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in Collateral Agent's opinion, would expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

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

     (b) Collateral Agent shall have no obligation whatsoever to any other Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Lenders' Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given Collateral Agent's own interest in the Collateral in its capacity as one of the Lenders and that Collateral Agent shall have no other duty or liability whatsoever to any other Lender as to any of the foregoing, except as otherwise provided herein.

     SECTION 13.12. Restrictions on Actions by Administrative Agent and the Lenders; Sharing Payments.

     (a) Administrative Agent and each of the Lenders agrees that it shall not, without the express consent of Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Administrative Agent and Collateral Agent, set off against the Obligations, any amounts owing by such Lenders to Borrower or any accounts of Borrower now or hereafter maintained with such Lenders. Administrative Agent and each of the Lenders further agrees that it shall not, unless specifically requested to do so by Collateral Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lenders any preference or priority against the other Lenders with respect to the Collateral.

     (b) Subject to Section 13.04, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender's ratable portion of all such distributions by
Administrative Agent, such Lender promptly shall turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in same day funds, as applicable, for the account of the Lenders and for apportionment and application to the Obligations in accordance with Section 3.02 hereof.

     SECTION 13.13. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of an Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lenders. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 13.05, no Agent or any Lender shall have any liability for the acts of the other Agent or any other Lender. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

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                                  ARTICLE XIV
                                  MISCELLANEOUS

     SECTION 14.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered:

     if to Borrower, at the following address:

                  AVADO BRANDS, INC.
                  Hancock at Washington
                  Madison, Georgia 30650-1304
                  Attention:  Louis J. Profumo and Mitchell Blocher
                  Telecopier:  (706) 343-9283

     with a copy to:

                  KILPATRICK STOCKTON LLP
                  Suite 2800
                  1100 Peachtree Street
                  Atlanta, Georgia 30309-4530
                  Attention:  Larry Ledbetter, Esq.
                  Telecopier:  (404) 815-6175

     with a copy to:

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                  333 West Wacker Drive
                  Chicago, Illinois 60606
                  Attention:  Randall J. Rademaker, Esq.
                  Telecopier:  (312) 407-0411

     if to Administrative Agent or to Administrative Agent on behalf of the Lenders, at the following address:

                  HILCO CAPITAL LP
                  One Northbrook Place
                  5 Revere Drive, Suite 202
                  Northbrook, Illinois 60062
                  Attention:  Portfolio Manager
                  Telecopier:  (847) 559-9330

     with a copy to:

                  SCHULTE ROTH & ZABEL LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention: Frederic Ragucci, Esq.
                  Telecopier:  (212) 593-5955

     if to Collateral Agent or to the Collateral Agent on behalf of the Lenders, at the following address:

                  DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP
                  1251 Avenue of the Americas, 16th Floor
                  New York, New York 10019
                  Attention:  Kevin Treacy, CFO
                  Telecopier:  (212) 798-6131

     with a copy to:

                  SIDLEY AUSTIN BROWN & WOOD LLP
                  787 Seventh Avenue
                  New York, New York 10019
                  Attention:  Barbara A. Vrancik, Esq.
                  Telecopier:  (212) 839-5599

     or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14.01. All such notices and other communications shall be effective, (i) if mailed, when received or five (5) days after deposited in the mails with postage pre-paid and properly addressed, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to Administrative Agent pursuant to Article II shall not be effective until received by Administrative Agent.

     SECTION 14.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any Lenders therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent and Collateral Agent, in each case, at the written request of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by Borrower, all the Lenders, Administrative Agent and Collateral Agent do any of the following:

     (a) increase or extend the Commitment of any Lender;

     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

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

     (c) reduce the principal of, or the rate of interest specified herein, on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or forgive, compromise, or cancel any of the Obligations; provided, however, that no consent of the Term Loan Lenders shall be required for the compromise of any Obligation relating solely to Loans and no consent of the Lenders shall be required for the compromise of any Obligation relating solely to Term Loans;

     (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

     (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

     (f) release Collateral other than as permitted by Section 13.11, or subordinate any security interest or liens of Collateral Agent for the benefit of the Lenders;

     (g) change the definition of "Required Lenders";

     (h) release Borrower from any Obligation for the payment of money, or agree to subordinate any of the Obligations in right of payment to any other Indebtedness;

     (i) amend the provisions of Section 3.03;

     (j) permit the sale of all or substantially all of the Capital Stock of Borrower or any of its Subsidiaries (except to the extent necessary to effect a Disposition otherwise permitted hereunder);

     (k) change the definition of the Borrowing Base; or

     (l) amend any of the provisions of Article XIV;

     and, provided further, however, that (1) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (2) no amendment, waiver or consent shall, unless in writing and signed by Collateral Agent, affect the rights or duties of Collateral Agent under this Agreement or any other Loan Document, and (3) each of the Lenders is hereby deemed to have instructed the Collateral Agent (A) to release its Liens as to the property which is the subject of any asset sale, assignment or other disposition of property or assets which is permitted hereunder without any further consent of any Lender, and (B) to take such other actions as are necessary or desirable to facilitate any such disposition. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to Article XIII shall not require the consent by or the agreement of any Loan Party.

     SECTION 14.03. No Waiver; Remedies, Etc. No failure on the part of the Lenders or Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lenders and Administrative Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lenders and Administrative Agent under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lenders and Administrative Agent to exercise any of their rights under any other Loan Document against such party or against any other Person.

     SECTION 14.04. Expenses; Taxes, Attorneys' Fees. Borrower will pay, two (2) Business Days following demand therefor, all reasonable fees, costs and expenses incurred by or on behalf of the Lenders and Administrative Agent, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of the several counsel (including in-house counsel) for the Lenders, accounting, due diligence, periodic field audits, physical counts, valuations, fees of Rating Agencies associated with the rating of the Loans, investigations, monitoring of assets, appraisals of Collateral, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (b) any requested amendments (other than amendments requested solely by the Lenders), waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the filing of any petition, complaint, answer, motion or other pleading by the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (e) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (f) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (g) any attempt to collect from Borrower or any other Loan Party, (h) during the continuance of an Event of Default, the receipt by any Lender of any advice from its professionals (including without limitation, the reasonable fees of its attorneys and consultants) with respect to any of the foregoing (to the extent that such fees, costs and expenses are not otherwise recoverable pursuant

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

to any other provision of this Agreement or any other Loan Document); provided, that the Lenders shall use their commercially reasonable efforts to use a single group of financial advisors and accountants, to the extent reasonably advisable under the circumstances, (i) all liabilities and costs arising from or in connection  with the past,  present or future  operations  of Borrower and other
Guarantors  involving  any  damage  to  real or  personal  property  or  natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (j) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of Borrower and other Guarantors, or (k) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lenders to be payable in connection with this Agreement or any other Loan Document, and Borrower agrees to hold the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) Borrower agrees to pay all broker fees with respect to any broker retained by Borrower or its Subsidiaries that may become due in connection with the transactions contemplated by this Agreement, and (z) during the continuance of (i) a Payment Event of Default or (ii) an Event of Default created by a violation of Section 9.07 or Article X, if a Borrower or Guarantors
(A) fail to make any payments or deposits with respect to any taxes of any kind or nature to the extent that such payments or deposits are due and payable prior to delinquency, except in respect of Permitted Deferred Taxes, (B) fail to make any payments or deposits with respect to any other governmental assessment prior to the time that any Lien may inure against any property of Borrower or any of its Subsidiaries, or (C) fail to make any payments or deposits with respect to any insurance premiums then due and payable or otherwise comply with Section
7.06 hereof, except with respect to A, B, or C above, to the extent permitted pursuant to the terms of this Agreement, then, the Administrative Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following, without duplication: (X) make payment of the same or any part thereof, (Y) set up such reserves in Borrower's Loan Account as the Administrative Agent deems necessary to protect the Lenders from the exposure created by such failure, or (Z) in the case of any failure described in Section 14.04(z)(C) hereof, obtain and maintain insurance policies of the type described in Section 7.06 and take the actions with respect to such policies which are authorized pursuant to Section 13.21(c). Any payment described above in clause
(z) shall not constitute an agreement by the Lenders to make similar payments in the future or a waiver by the Lenders of any Event of Default under this Agreement. The Administrative Agent need not inquire as to, or contest the validity of, any such obligation. The foregoing to the contrary notwithstanding, the agreements set forth above in this Section 14.04 are subject to the limitations set forth in Section 9.06, solely to the extent applicable. The Administrative Agent agrees to provide to Borrower an invoice with respect to each cost or expense incurred in connection with the Loan Documents by any Lender promptly upon the Administrative Agent's receipt thereof, and agrees, upon the reasonable request of Borrower, to provide reasonable backup information with respect to such costs or expenses (subject to the right of the Administrative Agent to take whatever steps are reasonably necessary to protect any confidential or privileged information which may be contained therein). Obligations arising under Sections 2.02(g), 2.02(d)(iii), 3.03(c), 4.02(e), 8.16, 12.04, 14.04 or 14.15 shall be deemed due and payable for purposes of this Agreement when the Borrower receives a request or demand for payment of such Obligations.

     SECTION 14.05. Right of Set-off, Sharing of Payments, Etc.

     (a) During the continuance of any Event of Default and in addition to (and without limitation of) any right of set-off, banker's lien, or counterclaim any Lender may otherwise have, each Lender (at its option but only with the prior written consent of all Lenders) may, and is hereby authorized by Borrower to, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Lenders shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. During the continuance of any Event of Default, the Lenders may, and is hereby authorized to, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of Borrower against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Lenders shall have made any demand hereunder or thereunder. The Lenders agree to notify Borrower, Collateral Agent and Administrative Agent promptly after any such set-off and application made by the Lenders provided that the failure to give such notice to Borrower shall not affect the validity of such set-off and application.

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

     (b) If any Lender shall obtain from Borrower payment of any Obligation through the exercise of any right of set-off, banker's lien, or counterclaim or similar right or otherwise (other than from Administrative Agent as provided in this Agreement), and, as a result of such payment, such Lender shall have received a greater amount of the Obligations than the amount allocable to such Lender hereunder, Administrative Agent and the other Lenders (including such Lender) shall promptly make such adjustments from time to time as shall be equitable, to the end that the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with Section 3.02(b). To such end the Lenders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored.

     (c) Nothing contained in this Section 14.05 shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 14.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 14.05 to share in the benefits of any recovery on such secured claim.

     SECTION 14.06. Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14.07. Assignments and Participations. (a) This Agreement shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of their rights hereunder without the prior written consent of the Lenders and any such assignment without the Lenders' prior written consent shall be null and void. Each Lender may at any time sell, assign or participate its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans made by
it) without notice to or the consent of the Borrower or any other Lenders; provided, however, that no Lender may assign or transfer any of its rights hereunder in violation of the Transferee Side Letter and any assignment in violation thereof shall be null and void.

     (b) Any foreign Person who purchases or is assigned any portion of such Loan shall provide the Borrower and the Administrative Agent (in the case of a purchase or assignment) or the applicable Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Loan.

     (c) From and after the date that the Administration Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except rights granted pursuant to Section 14.15 with respect claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees reasonable costs and expenses incurred with respect to the period of time that the assignor Lender was a party to this Agreement) and be released from its obligations under this Agreement (except with respect to Section 14.05) (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Borrower, the assignor Lender, and the Assignee.

     (d) Immediately upon the effectiveness of such Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

     (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business; provided in each case that such assignee or participant (or prospective assignee or participant) shall agree to maintain the confidentiality of such information pursuant to Section 14.19.

     SECTION 14.08. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     SECTION 14.09. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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

     SECTION 14.10. CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 14.01, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. BORROWER HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDERS OR AGENTS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 14.11. WAIVER OF JURY TRIAL, ETC. BORROWER, LENDERS AND AGENTS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDERS OR AGENTS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS OR AGENTS WOULD NOT, IN
THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER AND AGENTS ENTERING INTO THIS AGREEMENT.
SECTION 14.12. Consent. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Lenders or Agents, shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which Borrower or any other Guarantors are parties and to which the Lenders or Agents have succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Lenders or Agents with or without any reason in its sole and absolute discretion.

     SECTION 14.13. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender, Agents or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     SECTION 14.14. Reinstatement; Certain Payments. If any claim is ever made upon the Lenders, Issuer, Issuer or Agents for repayment or recovery of any amount or amounts received by the Lenders, Issuer or Agents in payment or received on account of any of the Obligations, the Lenders, Issuer or Agents shall give prompt notice of such claim to Borrower, and if the Lenders, Issuer or Agents repay all or part of such amount by reason of (i) any judgment, decree or order of any court of competent jurisdiction or administrative body having jurisdiction over the Lenders, Issuer, Agents or any of their respective property, or (ii) any good faith settlement or compromise of any such claim effected by the Lenders, Issuer or Agents with any such claimant, then and in such event Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any instrument evidencing the Obligations or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Lenders, Issuer or Agents hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lenders, Issuer or Agents.

     SECTION 14.15. Indemnification. In addition to Borrower's other Obligations under this Agreement, Borrower agrees to defend, protect, indemnify and hold harmless the Lenders and each of their respective Affiliates, Administrative Agent, Collateral Agent, the Agent-Related Persons, the Lender-Related Persons, Issuer and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses, but excluding income, franchise and similar taxes of an Indemnitee) incurred by such Indemnitees, whether prior to or from and after the Effective Date, as a result of or arising from or relating to or in connection with any of the following:
(i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement (including without limitation any taxes or other payments required to be made in connection

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with the Former Mortgages,  the Mortgage  Assignments,  the New Mortgages or the
Mortgage Amendments), (ii) the Administrative Agent, Collateral Agent and Lenders furnishing of funds to, Borrower, and the Issuer issuing Letter of Credit Accommodations under this Agreement, including, without limitation, the management of any such Loans and Letter of Credit Accommodation, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (iv) any claim, litigation, investigation or administrative or judicial proceeding in connection with any transaction contemplated in, or consummated under, the Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including without limitation, claims, litigations, investigations or other proceedings arising out of (A) the presence, disposal, Release or threatened Release of any Hazardous Materials on any property at any time owned or occupied by Borrower or any of its Subsidiaries (or its respective predecessors in interest or title) or at any disposal facility which received hazardous materials generated by Borrower or any predecessor in Interest, (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials, (D) any violation of any Environmental Law, and/or (E) any
Environmental  Action  (collectively,   the  "Indemnified  Matters");  provided,
however, that Borrower shall not have any obligation to any Indemnitee under this Section 14.15 for any Indemnified Matter to the extent resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees shall be due and payable two (2) Business Days after demand therefor and are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 14.15 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

     SECTION 14.16. Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 14.16 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 14.16.

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

     For purposes of this Section 14.16, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

     The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

     SECTION 14.17. Records. The unpaid principal of, and interest on, the Obligations, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitment, and the accrued and unpaid fees payable pursuant to Section 4.02 hereof, including without limitation fees set forth in the Fee Letter, shall at all times be ascertained from the records of the Lender and Agents, which shall be conclusive and binding absent manifest or demonstrable error.

     SECTION 14.18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and Agents, and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender and Agents, and any assignment by the Lenders shall be governed by
Section 14.07 hereof.

     SECTION 14.19. Confidentiality. The Lenders, Administrative Agent and Collateral Agent agree (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by Borrower pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to Lender, Administrative Agent, Collateral Agent, to counsel, accountants, auditors and other advisors for such member of the Lenders, or to counsel for any other member of the Lenders, (c) to examiners, auditors, accountants, or the Issuer to the extent required by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation or court order, or in connection with any litigation to which any of the Agents or the Lenders are Party or (d) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes a Confidentiality Agreement. The Lender agree that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (e) hereof (unless prohibited by applicable law, statute, regulation or court order, it will make reasonable efforts to keep Borrower informed of such request or identification; provided that Borrower acknowledges that the Lender may make disclosure as required by any Governmental Authority or representative thereof.

     SECTION 14.20. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes, and appoints Collateral Agent (and all Persons designated by Collateral Agent) as Borrower's true and lawful attorney (and agent-in-fact), and Collateral Agent, or Collateral Agent's agent, may, without notice to Borrower and in either Borrower's or Collateral Agent's name, but at the cost and expense of Borrower:

     (a) During the continuance of an Event of Default as Collateral Agent or said agent (including Administrative Agent), in its sole discretion, may determine, endorse Borrower's name on any checks or any other evidence of payment or proceeds of the Collateral which come into the possession of the Lenders or Agents or under the Lenders' or Agents' control and shall deposit such item of payment into the Administrative Agent's Account and credit the amount thereof (in accordance with the provisions of this Agreement, including without limitation, Section 3.02) to the Obligations.

     (b) During the continuance of (i) a Payment Event of Default or (ii) an Event of Default created by a violation of Section 9.07 or Article X, do any of the following, at its election in its Permitted Discretion: (A) sell or assign any Collateral, and settle any legal proceedings brought to collect any Collateral (except legal proceedings involving, on the one hand, Borrower or any of its Subsidiaries, and on the other hand, any member of the Lender Group), in each case, upon such terms, for such amounts, and at such time or times as Collateral Agent deems advisable, subject to the provisions of any Loan Document applicable thereto and to standards of commercial reasonableness, (B) upon the reasonable request of Collateral Agent, upon the premises of Borrower and its Subsidiaries (but, without disruption to the business activities of Borrower and its Subsidiaries), review and obtain copies of all mail related to the Collateral which is addressed to Borrower or any of its Subsidiaries, (C) prepare, file, and sign Borrower's name to any notice of lien, assignment, or satisfaction of lien or similar document, which in each case are sent to account debtors (as such term is defined in the UCC) of Borrower or any of its

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Subsidiaries in connection  with any portion of the Collateral,  (D) endorse the name of Borrower upon any chattel paper, instrument, freight bill, bill of lading or similar document relating to the Collateral (including without limitation any items of payment or proceeds relating to any Collateral) and, shall in all such instances involving an instrument or other items, deposit the same to the account of Collateral Agent on account of the Obligations, and (E) to the extent permitted by Borrower's license agreements, use the information recorded on or contained in any data processing equipment, computer hardware, and software relating to the Accounts Receivable, Inventory, Equipment, and any other Collateral.

     (c) During the continuance of an Event of Default make and adjust claims under policies of casualty, property, boiler and machinery, business interruption insurance and other similar policies of insurance with respect to the Collateral (but excluding policies of liability or worker's compensation insurance) involving amounts greater than $50,000.

     SECTION 14.21. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     SECTION 14.22. Lender Advertising. The Agents and the Lenders shall be entitled to advertise the closing of the transactions contemplated by this Agreement in such trade publications, business journals, newspapers of general circulation and otherwise, as the Agents and the Lenders shall deem appropriate, including, without limitation, the publication of a tombstone announcing the closing of this transaction; provided, that the Agents and the Lenders shall obtain the prior written consent of the Borrower prior to disseminating any advertisement described in this Section 14.22 which consent shall not be reasonably withheld.

     SECTION 14.23. Refund of Waiver Fee. Upon the Effective Date, the conditions precedent to a refund of the Waiver Fee (as defined in the Fourth Amendment) in the amount of $6,500,000 (the "Refund Amount"), which conditions are contained in Section 4 of that certain Amendment Number Four to Second Amended and Restated Credit Agreement, dated as of December 27, 2002, by and among Borrower, the lenders party thereto, Foothill Capital Corporation, as administrative agent, and Ableco Finance Company, LLC, as collateral agent (the "Fourth Amendment"), shall be deemed to be satisfied, and each of the Agents and each Lender hereby confirm that (i) the Borrower has no obligation to repay the Term Loans (as defined in the Fourth Amendment) to the extent such Term Loans were increased by the Refund Amount and (ii) the Obligations shall not include the Refund Amount.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     BORROWER:
                                     ---------
                                     AVADO BRANDS, INC.,
                                     a Georgia corporation


                                     By:
                                     Name:
                                     Title:


                                     ADMINISTRATIVE AGENT:
                                     --------------------
                                     HILCO CAPITAL LP,
                                     a Delaware limited partnership


                                     By:
                                     Name:
                                     Title:


                                     COLLATERAL AGENT:
                                     ----------------
                                     DRAWBRIDGE SPECIAL
                                     OPPORTUNITIES FUND LP,
                                     a Delaware limited partnership


                                     By:
                                     Name:
                                     Title:


                                     LENDER:
                                     -------
                                     DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, a Delaware limited partnership


                                     By:
                                     Name:
                                     Title:



     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this Form 10-Q, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.


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